UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐    Preliminary Proxy Statement

☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒     Definitive Proxy Statement

☐     Definitive Additional Materials

☐    Soliciting Material Pursuant to § 240.14a-12

IMMUNOVANT, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check all boxes that apply):
☒     No fee required.

☐     Fee paid previously with preliminary materials.

☐     Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

IMMUNOVANT, INC.

1000 Park Forty Plaza

Durham, North Carolina 27713

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On September 2, 2026

Dear Stockholder:

You are cordially invited to attend the 2026 Annual Meeting (the “Annual Meeting”) of Stockholders of Immunovant, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held virtually, via live webcast at www.virtualshareholdermeeting.com/IMVT2026, on Wednesday, September 2, 2026 at 1:00 p.m., Eastern Time. We believe hosting a virtual meeting enables participation by more of our stockholders, while lowering the cost of conducting the meeting. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We encourage you to attend online and participate. We recommend that you log in a few minutes before 1:00 p.m., Eastern Time, on September 2, 2026 to ensure you are logged in when the Annual Meeting starts.

The Annual Meeting will be held for the following purposes:
1.To elect the Board of Directors’ three nominees for director: Jacob Bauer, Douglas Hughes and Robert Susman, each to serve until the 2027 Annual Meeting of Stockholders and until their successors are duly elected and qualified.
2.To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2027.
3.To approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement.
4.To conduct any other business properly brought before the meeting.
These items of business are more fully described in the proxy statement accompanying this Notice.

The record date for the Annual Meeting is July 8, 2026. Only stockholders of record at the close of business on that date and their proxy holders may vote at the meeting or any adjournment thereof. A complete list of registered stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, by appointment, at our office at 1000 Park Forty Plaza, Durham, North Carolina 27713 for a period of ten days ending on the day before the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held Virtually, Via Live Webcast at www.virtualshareholdermeeting.com/IMVT2026 on September 2, 2026, at 1:00 p.m. Eastern Time.

The proxy statement and our annual report are available at
www.proxyvote.com.

By Order of the Board of Directors
/s/ Eric Venker

Eric Venker, M.D., Pharm.D.
Chief Executive Officer

Durham, North Carolina
July 22, 2026

You are cordially invited to attend the Annual Meeting online. Whether or not you expect to attend the meeting online, please complete, date, sign and return the proxy mailed to you, or vote over the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Annual Meeting, you must follow the instructions from such organization and will need to obtain a proxy issued in your name from that record holder.

IMMUNOVANT, INC.

1000 Park Forty Plaza

Durham, North Carolina 27713

PROXY STATEMENT

FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

To be Held on September 2, 2026 at 1:00 p.m. Eastern Time

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

What is Immunovant’s corporate history?

On December 19, 2019, Immunovant Sciences Ltd. (“ISL”) and Health Sciences Acquisitions Corporation (“HSAC”) announced the closing of the transactions contemplated by the Share Exchange Agreement, dated September 29, 2019, between HSAC, ISL, the stockholders of ISL, and Roivant Sciences Ltd. (“RSL”), as representative of such sellers. Upon the closing of the transactions (the “Business Combination”), HSAC acquired 100% of the issued and outstanding common shares of ISL in exchange for shares of common stock of HSAC, and ISL became a wholly owned subsidiary of HSAC.

Upon the closing of the Business Combination, we changed our name from Health Sciences Acquisitions Corporation to Immunovant, Inc. (“Immunovant” or “we”). The executive officers of HSAC resigned, and the executive officers of ISL were appointed as the executive officers of Immunovant, Inc. In addition, certain members of the HSAC board of directors resigned, and all the members of the ISL board of directors were appointed to the Board of Directors of Immunovant, Inc. (the “Board”).

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials primarily over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because our Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about July 22, 2026 to all stockholders of record as of July 8, 2026 (the “Record Date”), who are entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

No, you will not receive any other proxy materials by mail unless you request a paper copy of proxy materials. To request that a full set of the proxy materials be sent to your specified postal address, please go to www.proxyvote.com or call 1-800-579-1639. Please have your proxy card in hand when you access the website or call and follow the instructions provided.

How do I attend, participate in, and ask questions during the Annual Meeting?

We will be hosting the Annual Meeting via live webcast only. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/IMVT2026. The meeting will start at 1:00 p.m., Eastern Time, on Wednesday, September 2, 2026. Stockholders attending the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We believe hosting a virtual meeting enables participation by more of our stockholders, while lowering the cost of conducting the meeting.

In order to enter the Annual Meeting, you will need the control number, which is included in the Notice or on your proxy card if you are a stockholder of record of shares of common stock, or included with your voting instruction card and voting instructions received from your broker, bank or other agent if you hold your shares of common stock in a “street name.” Instructions on how to attend and participate are available at www.virtualshareholdermeeting.com/IMVT2026. We recommend that you log in a few minutes before 1:00 p.m., Eastern Time to ensure you are logged in when the Annual Meeting starts. The webcast will open 15 minutes before the start of the Annual Meeting.

If you would like to submit a question during the Annual Meeting, you may log in to www.virtualshareholdermeeting.com/IMVT2026 using your control number, type your question into the “Ask a Question” field, and click “Submit.”

To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. These rules of conduct will include the following guidelines:

•You may submit questions and comments electronically through the meeting portal during the Annual Meeting.

•Only stockholders of record as of the Record Date for the Annual Meeting and their proxy holders may submit questions or comments.

•Please direct all questions to Eric Venker, M.D., Pharm.D., our Chief Executive Officer.

•Please include your name and affiliation, if any, when submitting a question or comment.

•Limit your remarks to one brief question or comment that is relevant to the Annual Meeting and/or our business.

•Questions may be grouped by topic by our management.

•Questions may also be ruled as out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests.

•Be respectful of your fellow stockholders and Annual Meeting participants.

•No audio or video recordings of the Annual Meeting are permitted.

What if I have technical difficulties or trouble accessing the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/IMVT2026 or at www.proxyvote.com. Technical support will be available 15 minutes before the start of the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date and their proxy holders will be entitled to vote online at the Annual Meeting. On the Record Date, there were 206,402,338 shares of common stock outstanding and entitled to vote and 10,000 shares of Series A preferred stock outstanding and entitled to vote. RSL holds all outstanding shares of our Series A preferred stock. Each share of Series A preferred stock is entitled to one vote per share and is convertible at any time at the option of RSL into one share of common stock.

A complete list of registered stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting, by appointment, at our office at 1000 Park Forty Plaza, Durham, North Carolina 27713, for a period of ten days ending on the day before the Annual Meeting. Please contact our Corporate Secretary via email at info@immunovant.com if you would like to examine a list of our registered stockholders. In addition, a list of stockholders of record will be available during the Annual Meeting for inspection by stockholders of record for any legally valid purpose related to the Annual Meeting at www.virtualshareholdermeeting.com/IMVT2026.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or by proxy in advance. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting through the internet, by telephone or by completing and returning a printed proxy card that you may request or that we may elect to deliver at a later time to you to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on the Record Date, your shares were held, not in your name, but rather in an account at a broker, bank or other agent, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. You should follow the instructions in the Notice or the voting instructions provided by your broker, bank or other agent in order to instruct your broker, bank or other agent on how to vote your shares. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the Internet, including by providing you with a 16-digit control number via email or on this Notice or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the Internet as instructed by your broker, bank or other stockholder of record. If you did not receive a 16-digit control number via email or on this Notice or voting instruction form, and you wish to vote prior to or at the Annual Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain a valid legal proxy. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain a valid legal proxy either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.

What am I voting on?

There are three matters scheduled for a vote:

•Proposal No. 1 – Election of three directors: Jacob Bauer, Douglas Hughes and Robert Susman, each to hold office until the 2027 Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

•Proposal No. 2 – Ratification of the selection by the Audit Committee of the Board of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2027; and

•Proposal No. 3 – Approval of, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the proxy statement accompanying this Notice.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with his or her best judgment.

How do I vote?

You may vote “For” all nominees to the Board, you may “Withhold” your vote for all nominees, or you may “Withhold” your vote for any nominee you specify. For both of the other proposals to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple as described below:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote (1) online during the Annual Meeting or (2) in advance of the Annual Meeting by proxy through the internet, by telephone or by using a proxy card that you may request or that we may elect to deliver to you at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote at the meeting even if you have already voted by proxy. In such case, your previously submitted proxy will be disregarded.

•To vote online during the Annual Meeting, follow the provided instructions to join the Annual Meeting at www.virtualshareholdermeeting.com/IMVT2026, starting at 1:00 p.m., Eastern Time on Wednesday, September 2, 2026. The webcast will open 15 minutes before the start of the Annual Meeting.
•To vote in advance of the Annual Meeting through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from the Notice or the printed proxy card. Your internet vote must be received by 11:59 p.m., Eastern Time on Tuesday, September 1, 2026 to be counted.
•To vote in advance of the Annual Meeting by telephone, dial 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice or the printed proxy card. Your telephone vote must be received by 11:59 p.m., Eastern Time on Tuesday, September 1, 2026 to be counted.
•To vote in advance of the Annual Meeting using a printed proxy card that may be delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from Immunovant. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote online at the Annual Meeting, you should follow the instructions in the Notice or the voting instructions provided by your broker, bank or other agent in order to instruct your broker, bank or other agent on how to vote your shares. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of July 8, 2026. In addition, RSL has one vote for each share of Series A preferred stock it owns as of July 8, 2026.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices you receive to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•     You may submit another properly completed proxy card with a later date.
•     You may grant a subsequent proxy by telephone or through the internet.
•     You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at Immunovant, Inc., 1000 Park Forty Plaza, Durham, North Carolina 27713. Such notice will be considered timely if it is received at the indicated address by the close of business on the business day preceding the date of the Annual Meeting.
•     You may attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, through the internet, by telephone or online at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card and do not indicate in your vote for any or all proposals, your shares will be voted, as applicable, “For” the election of the three nominees for director, “For” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2027 and “For” the advisory approval of executive compensation, with respect to all such proposals. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares held in street name and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker, bank or other agent will still be able to vote your shares depends on whether the particular proposal is deemed to be a “routine” matter. Brokers, banks and other agents can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker, bank or other agent may not vote your shares on the election of the three nominees for director or the advisory approval of executive compensation without your instructions, but may vote your shares on the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2027 even in the absence of your instruction. We encourage you to provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent. This ensures that your shares will be voted at the Annual Meeting according to your instructions.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give voting instructions to their broker, bank or other agent holding their shares as to how to vote on matters deemed to be “non-routine,” the broker, bank or other such agent cannot vote the shares. These unvoted shares are counted as “broker non-votes.” We only expect broker non-votes to exist in connection with Proposal No. 1 and Proposal No. 3 as they are considered “non-routine” matters. Proposal No. 2 is a “routine” matter and we therefore expect brokers, banks or other securities intermediaries to vote on that proposal.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, (a) for Proposal No. 1 to elect directors, “For” votes, “Withhold” votes and broker non-votes, (b) for Proposal No. 2 to ratify the selection of our auditor, “For” votes, “Against” votes and abstentions and (c) for Proposal No. 3 on the advisory approval of executive compensation, votes “For,” “Against,” abstentions and broker non-votes.

Abstentions will be counted towards the vote total for Proposal No. 2 and Proposal No. 3, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for Proposal No. 1 and Proposal No. 3.

How many votes are needed to approve each proposal?

•Proposal No. 1 – For the election of directors, the three nominees receiving the most “For” votes from the holders of shares of common stock and Series A preferred stock present by virtual attendance or represented by proxy and entitled to vote on the election of directors, voting together, will be elected. Only votes “For” will affect the outcome. “Withhold” votes and broker non-votes will have no effect.

•Proposal No. 2 – To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2027, the proposal must receive “For” votes from the holders of a majority of the voting power of the shares of common stock and Series A preferred stock present by virtual attendance or represented by proxy and entitled to vote on the matter, voting together. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

•Proposal No. 3 – For the advisory approval of executive compensation vote, the proposal must receive “For” votes from the holders of a majority of the voting power of the shares of common stock and Series A preferred stock present by virtual attendance or represented by proxy and entitled to vote on the matter, voting together. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares of common stock and Series A preferred stock in the aggregate entitled to vote are present at the meeting online or represented by proxy. On the Record Date, there were 206,412,338 shares of common stock and Series A preferred stock in the aggregate outstanding and entitled to vote. Thus, the holders of 103,206,170 shares of common stock and Series A preferred stock in the aggregate must be present at the Annual Meeting by virtual attendance or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote online at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting, or the holders of a majority of the voting power of the shares present at the meeting by virtual attendance or represented by proxy and entitled to vote, may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our business and affairs are managed under the direction of the Board. Pursuant to our amended and restated certificate of incorporation (“our amended and restated charter”), the authorized number of directors will be no less than seven directors, and may be changed only by resolution approved by a majority of the Board, including the directors appointed by the holder(s) of our Series A preferred stock.

The Board presently has seven members. Pursuant to our amended and restated charter, the holder(s) of our Series A preferred stock are entitled to elect four directors. Those four directors currently are: Mr. Andrew Fromkin and Drs. Atul Pande, Frank Torti and Eric Venker, as further described under the section titled “Series A Preferred Stock Directors”. Each director elected by the holder(s) of our Series A preferred stock shall serve until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.

The holders of common stock and Series A preferred stock, voting together as a single class, are entitled to elect the remaining three directors. Those three directors currently are: Messrs. Jacob Bauer, Douglas Hughes, and Robert Susman, whose terms expire in 2026. Mr. Hughes served as a member of the board of directors of ISL starting in October 2019 and has served as a member of our Board since the closing of the Business Combination in December 2019. Messrs. Bauer and Susman have served as members of our Board since April 2025.

Upon the recommendation of the Nominating and Corporate Governance Committee, our Board has considered and nominated Mr. Bauer, Mr. Hughes and Mr. Susman for election to the Board at the Annual Meeting. If elected at the Annual Meeting, these nominees would serve until the 2027 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. Our policy is to encourage directors and nominees for director to attend the Annual Meeting. All of our then-current directors who served at the time of our 2025 Annual Meeting of Stockholders attended that meeting.

Directors are elected by a plurality of the votes of the holders of shares of common stock and Series A preferred stock present by virtual attendance or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. “Withhold” votes and broker non-votes will have no effect on the vote total. Shares represented by executed proxies that do not indicate a vote with respect to the election of directors will be voted, if authority to do so is not withheld, for the election of each of the three nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Immunovant. Each person nominated for election has consented to being named as a nominee in this proxy statement and has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve. The following is a brief biography of (i) the nominees for election at the Annual Meeting and (ii) the directors elected by the holder of Series A preferred stock whose term will continue after the Annual Meeting, including their respective ages, as of July 8, 2026. Each biography includes information regarding the specific experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee and the Board to determine that the applicable nominee or other current director should serve as a member of the Board.

NOMINEES FOR ELECTION FOR A TERM EXPIRING AT THE 2027 ANNUAL MEETING

Jacob Bauer, age 47, has served as a member of our Board since April 2025. Mr. Bauer has served as a Venture Partner at ARCH Venture Partners and SR One Capital Management since September 2021 and as an independent consultant working with companies in the life sciences industry since November 2020. Prior to MyoKardia, Inc.’s acquisition by Bristol Myers Squibb in November 2020, Mr. Bauer served as the Chief Business Officer of MyoKardia, Inc., a clinical stage biopharmaceutical company, beginning in 2018. Mr. Bauer also served as the Senior Vice President, Finance and Corporate Development and Principal Financial Officer of MyoKardia, Inc. from July 2014 to July 2016. Mr. Bauer also serves on the board of directors of Enliven Therapeutics, a clinical stage biopharmaceutical company, BridgeBio Oncology Therapeutics, a clinical stage biopharmaceutical company, Attralus, Inc., a clinical stage biopharmaceutical company, Simcha Therapeutics, Inc., a clinical stage biotechnology company, and Dispatch Therapeutics, a biopharmaceutical company. He holds a B.Sc. in Biology and a B.A. in Economics from Duke University and an M.B.A. from Harvard Business School.

The Board believes that Mr. Bauer’s qualifications to sit on our Board include his experience both in the capacity as an executive in the life sciences industry as well as a director, along with his expertise in strategic planning, his knowledge of mergers and acquisitions, corporate financing and financial reporting and business development.

Douglas Hughes, age 64, has served as a member of our Board since the closing of the Business Combination in December 2019 and as a member of ISL’s board of directors since October 2019. Since 2018, Mr. Hughes has served as Chief Financial Officer of Calyxo Inc., a commercial stage medical device company. From 2011 until 2018, Mr. Hughes was Chief Financial Officer for NeoTract, Inc., a Urology company. Prior to that time, he served as Chief Financial Officer and Chief Operating Officer for Nellix, Inc., an endovascular graft biotechnology company. Before joining Nellix, Inc., Mr. Hughes served as Chief Financial Officer for Evalve Inc., a medical device company, from 2009 until 2010. Prior to 2009, Mr. Hughes held a variety of senior finance management positions at Boston Scientific, Guidant Corporation and The Clorox Company. Mr. Hughes currently serves as a member of the board of directors of Calyxo Inc., a privately held medical device company. From September 2020 to December 2022, Mr. Hughes served as a member of the board of directors of Eargo Inc., a publicly traded medical device company. Mr. Hughes received a B.S. in Finance from San Francisco State University and an M.B.A. from the University of Chicago.

The Board believes that Mr. Hughes’ expertise in successfully leading high-growth companies, his experience in strategic planning and his knowledge of mergers and acquisitions qualifies him to serve as a member of the Board.

Robert Susman, age 47, has served as a member of our Board since April 2025. Mr. Susman is currently a Managing Director and Global Head of Equity Research for Principal Asset Management, a large asset manager within Principal Financial Group. Mr. Susman manages a large, global team of equity research analysts. Previously, he was Director of Strategy at Artisan Partners, a publicly traded asset manager. At Artisan, Mr. Susman worked on the firm’s alternative investment strategies, helping with management of the investment research team, client fundraising, and business development. Mr. Susman also assisted the investment team with capital allocation and risk management decisions. Previously, Mr. Susman was a Portfolio Manager and Senior Analyst at Marsico Capital. Mr. Susman co-managed the International Opportunities and Global Funds, both of which were growth oriented equity mutual funds. Prior to this role, Mr. Susman was a Senior Analyst at Baron Capital, a small cap growth manager. Mr. Susman is a graduate of Harvard College and Harvard Business School and is a CFA Charterholder.

The Board believes that Mr. Susman’s extensive financial and investment leadership experience and his expertise in business development and corporate financing qualifies him to serve as a member of the Board.

THE BOARD RECOMMENDS

A VOTE “FOR” EACH OF THE NAMED NOMINEES ABOVE.

SERIES A PREFERRED STOCK DIRECTORS

Pursuant to our amended and restated charter, the holder(s) of our Series A preferred stock are entitled to elect four directors, which individuals will be appointed immediately following the Annual Meeting and are Mr. Fromkin and Drs. Pande, Torti and Venker. RSL is also entitled to cast the number of votes equal to the number of whole shares of common stock into which the shares of its Series A preferred stock are convertible as of the Record Date.

Andrew Fromkin, age 60, has served as a member of our Board since the closing of the Business Combination in December 2019 and as a member of ISL’s board of directors since October 2019. Since January 2021, Mr. Fromkin has served as the Vant Portfolio Operating Partner for Roivant Sciences, Inc. (“RSI”), and as Chief Executive Officer of Pulmovant, Inc. from July 2023 to the present. From January 2021 until April 2023, Mr. Fromkin served as the Acting Chief Executive Officer of Proteovant Sciences, Inc. From March 2015 to September 2020, Mr. Fromkin served as Chief Executive Officer and Executive Director of Tarveda Therapeutics, Inc. (formerly Blend Therapeutics, Inc.). From 2005 until 2011, Mr. Fromkin served in various roles for Clinical Data, Inc., including Executive Vice President (October 2005 until May 2006) and President, Chief Executive Officer and Director (May 2006 until May 2011). Prior to Clinical Data, Mr. Fromkin served as President and Chief Executive Officer of DoctorQuality, Inc., President, Chief Executive Officer and Director of Endo Surgical Devices, Inc. and Corporate Vice President, Business Development, for Merck-Medco, a wholly-owned subsidiary of Merck & Co. Mr. Fromkin began his career at Health Information Technologies, Inc. as General Manager of its subsidiary, MCA, and Director of Marketing and Payer Alliances for the parent company. From 2014 until 2016, Mr. Fromkin served on the board of Regado Biosciences, Inc., which became Tobira Therapeutics, Inc. in 2015. Mr. Fromkin received a B.A. in Biology from Brandeis University.

The Board believes that Mr. Fromkin’s significant experience in the biopharmaceutical industry and his knowledge of healthcare ventures qualifies him to serve as a member of the Board.

Atul Pande, M.D., age 71, has served as a member of our Board since the closing of the Business Combination in December 2019 and as a member of ISL’s board of directors since October 2019. From 2018 to 2020, Dr. Pande served as Chief Medical Advisor of PureTech Health plc, and previously served as its Chief Medical Officer from February 2017 to 2018 and as a Senior Advisor from July 2016 through February 2017. Dr. Pande has also served as President and Chief Executive Officer of Verity BioConsulting LLC, a drug development consulting firm, since 2014. He previously served as Chief Medical Officer of Tal Medical, Inc., a clinical-stage medical device company, from December 2014 to December 2017. From 2007 to April 2014, Dr. Pande was Senior Vice President and Senior Advisor, Pharmaceutical R&D at GlaxoSmithKline. He has also held senior roles at Pfizer R&D, Parke-Davis/ Warner-Lambert and Lilly Research Laboratories. He is currently a board member at Pangea Botanica, and previously served as a board member of Autifony Therapeutics, Heptares Therapeutics, Perception Neurosciences, Sio Gene Therapies, and Karuna Therapeutics. Dr. Pande received his MBBS (Bachelor of Medicine, Bachelor of Surgery) and his M.D. from the University of Lucknow, India, completed his research fellowship training in psychiatry at the University of Michigan Medical School and his postgraduate specialty training and psychiatry residency program at Western University.

The Board believes that Dr. Pande’s medical background and his significant knowledge of the biopharmaceutical industry qualifies him to serve as a member of the Board.

Frank M. Torti, M.D., age 47, has served as Chairperson of ISL’s board of directors since June 2019 and as its Executive Chairperson since August 2021. Dr. Torti served as Chairperson of our Board from the closing of the Business Combination in December 2019 until August 2021. In August 2021, Dr. Torti was appointed Executive Chairperson of our Board. Dr. Torti was the founding CEO and Chairman of Telavant Inc. from its inception in November 2022 until its sale to Roche for approximately $7.1B in December of 2023. Dr. Torti has also served as the President of RSI since July 2025, and as the Vant Chair of RSI since January 2020. In this capacity he serves as the CEO, Chairman, or a member of the board of directors of the biopharmaceutical companies in the Roivant family and is responsible for the operations and management of those companies. He previously served as Vant Investment Chair of RSI, from August 2018 to December 2019. Prior to joining RSI, from August 2007 to August 2018, Dr. Torti served as a Partner of New Enterprise Associates, or NEA, specializing in investments in healthcare. Prior to joining NEA, Dr. Torti worked for the Duke University Center for Clinical & Genetic Economics from 2002 to 2005 in various capacities, where he was involved in clinical trials research and economic evaluations of multinational clinical trials. In addition to his roles at Immunovant and Roivant, Dr. Torti presently serves as Chairman of the board of several private biopharmaceutical companies. Dr. Torti previously served as Chairman of the board of directors of Arbutus Biopharma from November 2018 until February 2025, as a director of Urovant Sciences Ltd., from August 2018 to December 2019, and Myovant Sciences Ltd., from November 2018 to December 2019. Dr. Torti earned an M.D. from the University of North Carolina School of Medicine, an M.B.A. from Harvard Business School and a B.A. from the University of North Carolina.

The Board believes that Dr. Torti’s extensive experience in healthcare investing, as well as his operating and clinical trial background, qualifies him to serve on the Board.

Eric Venker, M.D., Pharm.D., age 39, has served as our Chief Executive Officer since April 2025 and as a member of our Board since February 2020. Dr. Venker continues to serve with RSI as President and Immunovant CEO, having previously served as President and Chief Operating Officer of RSI since January 2021, and prior to that, as Chief Operating Officer of RSI since November 2018. Previously, from October 2017 to October 2018, he was Chief of Staff to RSI’s Chief Executive Officer, and from 2014 to 2015, an Analyst at RSI. From 2015 to 2017, Dr. Venker was a physician at New York Presbyterian Hospital/Columbia University Medical Center, where he trained in internal medicine. From 2011 to 2015, Dr. Venker was a Clinical Pharmacist at Yale-New Haven Hospital. Dr. Venker presently serves on the boards of directors of several of Roivant’s private biopharmaceutical companies. Dr. Venker previously served on the boards of Sio Gene Therapies, Inc. and Arbutus Biopharma Corporation. He received his Pharm.D. from St. Louis College of Pharmacy and his M.D. from Yale School of Medicine.

The Board believes that Dr. Venker’s position as our Chief Executive Officer, medical background and experience in the biopharmaceutical industry qualify him to serve as a member of the Board.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Family Relationships

There are no family relationships between the Board and any of our executive officers.

Director Independence and Controlled Company Exemption

We are a “controlled company” within the meaning of the listing rules of the Nasdaq Stock Market LLC (“Nasdaq”). We will remain a “controlled company” so long as either more than 50% of the voting power for the election of directors is held by RSL, or the directors elected by RSL as holder of the Series A preferred stock control all matters presented to the Board for a vote. As such, we intend to avail ourselves of the controlled company exemptions under the Nasdaq listing rules. As a controlled company, we will not be required to have a majority of our Board comprised of “independent directors,” as defined under the Nasdaq listing rules, or to have a Compensation Committee or a Nominating and Corporate Governance Committee composed entirely of independent directors. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq. We may continue to rely on these exemptions so long as we are allowed to as a “controlled company.”

The “controlled company” exemption does not modify the independence requirements for the Audit Committee, and we comply with the requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Nasdaq listing rules, which rules require that our Audit Committee be composed of at least three members.

The Board has undertaken a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, the Board has determined that the following four directors are independent directors within the meaning of applicable rules and regulations of the SEC and Nasdaq listing rules: Messrs. Bauer, Hughes, Susman and Dr. Pande. Dr. Venker is not independent due to his position as Chief Executive Officer of Immunovant and his position with RSI. Dr. Torti and Mr. Fromkin are not independent due to their positions with RSI.

Board Leadership Structure

We believe that all members of the Board should have a voice in the affairs and the management of Immunovant. The Board believes that our stockholders are best served at this time by having a chairperson, who is an integral part of our Board structure and a critical aspect of effective corporate governance. Dr. Torti has served as chairperson of the Board since the closing of the Business Combination in December 2019. In August 2021, Dr. Torti was appointed Executive Chairperson of the Board. Dr. Torti brings considerable skills and experience, as described above, to this role. We believe his extensive knowledge of our operations, the biopharmaceutical industries, and the markets in which we compete uniquely positions him to identify matters for Board review and deliberation and to assist management with oversight of strategic planning. Our Executive Chairperson has significant responsibilities, including those set forth in our corporate governance guidelines. The Executive Chairperson’s responsibilities include:

•Establishing the agenda for regular Board meetings and serving as chairperson of Board meetings;

•Acting as principal liaison between the members of the Board and the Chief Executive Officer;

•Serving as an advisor to the Chief Executive Officer;

•Assisting senior management with overseeing strategic planning relating to clinical trials and the development of our assets;

•Coordinating with the committee chairs regarding meeting agendas and information requirements, and presiding over portions of meetings of the Board at which the evaluation or compensation of the Chief Executive Officer is presented or discussed; and

•Coordinating the activities of the other directors, and performing such other duties the Board may establish or delegate from time to time.

The active involvement of our independent directors, combined with the qualifications and significant responsibilities of our Executive Chairperson and other directors, provide balance on the Board and promote strong, independent oversight of our management and affairs.

Policy Regarding Hedging of Our Common Stock

Our executive officers and directors are prohibited from hedging and speculative trading in and out of Immunovant’s common stock, including short sales and leverage transactions, such as puts and calls.

Role of the Board in Risk Oversight

The Board and each of its committees have an active role in overseeing management of our risks. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees, which meet at least annually, that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for Immunovant. The Audit Committee’s charter mandates the Audit Committee to review and discuss with management, and our independent registered public accounting firm, as appropriate, our major financial risk exposures and the steps taken by management to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Audit Committee responsibilities also include oversight of cybersecurity risk management, and, to that end, the Audit Committee typically meets annually with both IT and business personnel responsible for cybersecurity risk management and receives periodic reports from management, as well as incidental reports as matters arise. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, as well as risks associated with employee retention and the recruitment of future talent. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

Meetings of the Board and its Committees

The Board met 6 times during the fiscal year ended March 31, 2026. The Audit Committee met five times during the fiscal year ended March 31, 2026. The Compensation Committee met seven times during the fiscal year ended March 31, 2026. The Nominating and Corporate Governance Committee met four times during the fiscal year ended March 31, 2026. Each director attended at least 75% of the aggregate number of meetings of the Board and of the committees on which he served, held during the portion of the fiscal year ended March 31, 2026 for which he was a director or committee member.

Information Regarding Committees of the Board

The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership information as of July 8, 2026 for each of these Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Eric Venker, M.D., Pharm.D.
Frank M. Torti, M.D.		☑
Jacob Bauer	☑*		☑
Andrew Fromkin		☑*	☑
Douglas Hughes	☑	☑
Atul Pande, M.D.			☑*
Robert Susman	☑	☑

*    Committee Chairperson

Below is a description of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Board as of the record date of July 8, 2026. The written charters of the committees are available to stockholders on the investors section of our website at www.immunovant.com. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

Audit Committee

The Audit Committee consists of Mr. Bauer, Mr. Hughes and Mr. Susman, with Mr. Bauer as the chairperson of the Audit Committee. The Audit Committee consists solely of directors who are independent under the listing standards of Nasdaq and meet the independence standards set forth in Rule 10A-3 of the Exchange Act. The Board has further determined that each of the members of the Audit Committee satisfies the financial literacy and sophistication requirements of the SEC and Nasdaq listing rules. In addition, the Board has determined that Mr. Bauer, Mr. Hughes and Mr. Susman each qualify as an audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

The principal duties and responsibilities, among others, of our Audit Committee include:

•recommending whether to retain an independent registered public accounting firm to serve as independent auditor to audit our financial statements, overseeing the independent auditor’s work and determining the independent auditor’s compensation;

•approving in advance all audit services and non-audit services to be provided by our independent auditor;

•establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls, auditing or compliance matters, as well as for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•overseeing our risk assessment and risk management processes;

•reviewing and ratifying all related party transactions, based on the standards set forth in our related party transactions policy;

•reviewing and discussing with management and the independent auditor the results of the annual audit and the independent auditor’s review of our quarterly financial statements;

•conferring with management and the independent auditor about the scope, adequacy and effectiveness of our internal accounting controls, the objectivity of our financial reporting and our accounting policies and practices;

•overseeing our policies, procedures and plans relating to investments, cash management and foreign currency exposure and the management of risk relating thereto;

•overseeing our policies, procedures, plans and information technology systems designed to ensure, and manage risks relating to, the security, confidentiality, availability and integrity of information, as well as the operation and effectiveness thereof;

•making periodic reports to the Board regarding compliance matters, including reporting any substantial deviations from, or potential violations of, our compliance policies and procedures;

•establishing internal reporting procedures for employees to confidentially report to our compliance officer any identified issues or questions regarding our compliance program; and

•developing, recommending, reviewing and updating our compliance policies and procedures to ensure continued compliance with the current legal and regulatory landscape in which we operate.

Both our independent registered public accounting firm and management periodically meet privately with the Audit Committee.

Report of the Audit Committee of the Board

The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended March 31, 2026 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2026.

Jacob Bauer (Chairperson)
Douglas Hughes
Robert Susman

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Immunovant under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee consists of Mr. Fromkin, Mr. Hughes, Mr. Susman and Dr. Torti, with Mr. Fromkin as the chairperson of the Compensation Committee. The principal duties and responsibilities, among others, of our Compensation Committee include:

•reviewing and making recommendations to the Board regarding performance goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating the performance of our Chief Executive Officer in light of those goals and objectives and recommending to the full Board for approval, the Chief Executive Officer’s compensation, including incentive-based and equity-based compensation, based on that evaluation;

•reviewing and recommending to the Board the compensation of other executive officers, based in part on recommendations of the Chief Executive Officer;

•exercising administrative authority under our equity incentive plan and any employee benefit plans;

•ensuring that our compensation arrangements are competitive, promote long-term retention, promote the success of Immunovant and align the interests of our employees with those of our stockholders;

•making recommendations to the Board regarding director compensation;

•overseeing risks and exposures associated with executive and director compensation plans and arrangements;

•reviewing and discussing with management the compensation discussion and analysis that we may be required from time to time to include in SEC filings; and

•preparing a Compensation Committee report on executive and director compensation as may be required from time to time to be included in our annual proxy statements or annual reports on Form 10-K filed with the SEC.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee will meet at least four times annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer, Chief Financial Officer, and Chief Legal Officer. The Compensation Committee meets from time to time in executive session. In addition, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of Immunovant. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of Immunovant, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisors engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other advisor to the Compensation Committee, other than in-house legal counsel and certain other types of advisors, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the advisor’s independence; however, there is no requirement that any advisor be independent.

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees as appropriate. The Board has delegated authority to Dr. Venker to grant, without any further action required by the Compensation Committee, stock options and other equity incentives to employees who are not executive officers of Immunovant, in keeping with the broader hiring plans and goals of the Company. The purpose of this delegation of authority is to enhance the flexibility of equity incentive administration within Immunovant and to facilitate the timely grant of equity incentives to non-executive officer employees, particularly new employees, within specified limits approved by the Compensation Committee or the Board. The size of the delegated pool is reviewed as needed.

The Compensation Committee has recommended adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first half of the calendar year, subject to final determination by the Board. The Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

Further discussion of the role and function of our Compensation Committee, executive officers and compensation consultant in determining executive compensation can be found in the section below entitled “Executive Compensation – Compensation Discussion and Analysis.”

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended March 31, 2026, the members of our Compensation Committee were Mr. Fromkin, Mr. Hughes, Mr. Susman, and Dr. Torti. None of the members of our Compensation Committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Mr. Bauer, Mr. Fromkin and Dr. Pande, with Dr. Pande as the chairperson of the Nominating and Corporate Governance Committee. The principal duties and responsibilities, among others, of our Nominating and Corporate Governance Committee include:

•assessing the need for new directors and identifying individuals qualified to become directors;

•recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;

•assessing individual director performance, participation and qualifications;

•recommending and overseeing the implementation of and monitoring compliance with, our corporate governance guidelines, and periodically reviewing and recommending any necessary or appropriate changes to our corporate governance guidelines;

•monitoring the effectiveness of the Board and the quality of the relationship between management and the Board; and

•overseeing the periodic evaluation of the Board’s performance.

The Nominating and Corporate Governance Committee evaluates director nominees for election to the Board by our stockholders at the annual meeting of stockholders in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. The Nominating and Corporate Governance Committee and the Board believe that such candidates should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. In considering candidates for election to the Board by the holders of our common stock, other factors will also be considered, such as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of Immunovant, demonstrated excellence in his or her field, having the ability to exercise sound business judgment, diversity and having the commitment to rigorously represent the long-term interests of our stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee will consider the minimum Board membership criteria described above, as well as diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and our business, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire at the annual meeting of stockholders, the Nominating and Corporate Governance Committee reviews these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates for election to the Board by holders of our common stock, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board.

The Nominating and Corporate Governance Committee will consider stockholder recommendations of director candidates for election to the Board by holders of our common stock. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board by holders of our common stock at an annual meeting of stockholders may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Nominating and Corporate Governance Committee, c/o Immunovant, Inc., 1000 Park Forty Plaza, Durham, North Carolina 27713, Attn: Corporate Secretary, at least 120 days prior to the anniversary date of the mailing of our proxy statement for the last annual meeting of stockholders. Submissions must include, among other things, the full name of the proposed candidate, a description of the proposed candidate’s business experience for at least the previous five years, complete biographical information, a description of the proposed candidate’s qualifications as a director, and such other information as required by our amended and restated bylaws. Any such submission must be accompanied by the written consent of the proposed candidate to be named as a nominee and to serve as a director if elected.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at www.immunovant.com. If we make any substantive amendments to the Code of Conduct or grant any waiver from a provision of the Code of Conduct to the principal executive officer, principal financial officer and principal accounting officer or controller or persons performing similar functions, we will promptly disclose the nature of the amendment or waiver on our website.

Insider Trading Policy

We have adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of Immunovant’s securities by directors, officers and employees that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing purposes. A copy of our insider trading policy is filed as an exhibit to our Annual Report on Form 10-K for our fiscal year ended March 31, 2026. In addition, it is Immunovant’s intent to comply with applicable laws and regulations relating to insider trading.

Stockholder Communications With the Board

Stockholders wishing to communicate with the Board or an individual director may do so by sending a written communication to the Board or such director at c/o Immunovant, Inc., 1000 Park Forty Plaza, Durham, North Carolina 27713, Attn: Corporate Secretary. Written communications must set forth the name and address of the stockholder on whose behalf the communication is sent and the number and class of stock that are owned beneficially by such stockholder as of the date of the communication.

Any such communication will be reviewed by the Corporate Secretary, who will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Corporate Secretary shall discard the communication or inform the proper authorities, as may be appropriate.

Corporate Governance Guidelines

Our Corporate Governance Guidelines are designed to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, Board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and Board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed on the investors section of our website at www.immunovant.com.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2027 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP was appointed as our independent registered public accounting firm in December 2019. Ernst & Young LLP has audited the financial statements of ISL since 2018. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our amended and restated bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Immunovant and our stockholders.

The affirmative vote of the holders of a majority of the voting power of the shares of common stock and Series A preferred stock present by virtual attendance or represented by proxy and entitled to vote on the matter at the Annual Meeting, voting together, will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted towards the vote total and will have the same effect as “Against” votes.

Principal Accountant Fees and Services

The following table represents the aggregate fees billed by Ernst & Young LLP to us (including ISL) for the years ended March 31, 2026 and 2025.

	Year Ended March 31,
	2026	2025
	(in thousands)
Audit Fees(1)	$1,268	$1,166
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$1,268	$1,166

(1)Audit Fees consisted of fees for professional services rendered for the audits of our financial statements which were billed during the respective year, including the audits of our annual financial statements and reviews of our interim quarterly reports, and services provided in connection with SEC filings, including consents and comfort letters.

All fees described above were pre-approved by our Audit Committee.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by Immunovant’s independent registered public accounting firm, Ernst & Young LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL NO. 2.

PROPOSAL NO. 3

NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION

Our stockholders are entitled to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers (as disclosed under the section titled “Executive Compensation,” including the compensation tables included therein and the accompanying narrative disclosure) commonly known as “say-on-pay.” After careful consideration and in consideration of the say-on-frequency vote that occurred at the 2021 Annual Meeting of Stockholders, our Board has determined that a say-on-pay vote that occurs every year is the most appropriate approach for Immunovant at this time.

The vote on this resolution is not intended to address any specific element of compensation but rather relates to the overall compensation of our named executive officers, as described in this proxy statement. As discussed under the section titled “Compensation Discussion and Analysis”, our Board believes that its compensation philosophy and decisions support our key business objectives of creating value for, and promoting the interests of, our stockholders.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding, advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation of the named executive officers, as disclosed in Immunovant’s Proxy Statement for its 2026 Annual Meeting of Stockholders, including the compensation tables and related narrative disclosures, is hereby APPROVED.”

The approval of this non-binding proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of common stock and Series A preferred stock present by virtual attendance or represented by proxy and entitled to vote on the matter at the Annual Meeting, voting together. Abstentions will be counted towards the vote total and will have the same effect as “Against” votes. Broker non-votes will have no effect on the vote total.

Since this proposal is an advisory vote, the result will not be binding on the Board or Compensation Committee. However, the Board values our stockholders’ opinions, and the Board and Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.

THE BOARD RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL NO. 3.

EXECUTIVE OFFICERS

Set forth below are the names of our executive officers and their ages and positions with us as of July 8, 2026.

Name	Age	Position
Eric Venker, M.D., Pharm.D.	39	Chief Executive Officer
Tiago Girão	46	Chief Financial Officer
Melanie Gloria	48	Chief Operating Officer
Jay S. Stout, Ph.D.	63	Chief Technology Officer
Christopher Van Tuyl	51	Chief Legal Officer and Corporate Secretary
Dr. Venker’s biography is set forth under “Series A Preferred Stock Directors” above.

Tiago Girão has served as our Chief Financial Officer since April 2025. Prior to joining Immunovant, Mr. Girão served as the Chief Financial Officer for several Roivant subsidiaries. He was previously the Chief Financial Officer of Cytori Therapeutics, Inc., a specialty biotechnology company, from 2014 to 2019 and held senior leadership roles at NuVasive, Inc. Mr. Girão began his career in the audit practices of Ernst & Young and KPMG, where he gained over a decade of foundational public accounting and financial experience. He also served on the Board of Directors of Landos Biopharma, Inc. from 2021 until its acquisition by AbbVie, Inc. in early 2024. Mr. Girão holds an accounting degree from Universidade de Fortaleza in Brazil and is a licensed CPA in the state of California.

Melanie Gloria, B.S.N. has served as our Chief Operating Officer since November 2024. From November 2021 to October 2024, she served as the Chief Operating Officer of ACELYRIN, Inc., a biopharmaceutical company. From June 2018 to November 2021, she was the Senior Vice President Development Operations – ClinOps, Compliance & Standards, Regulatory, Safety & PV at Horizon Therapeutics Public Limited Company. From August 2014 through July 2018, Ms. Gloria served as Senior Director of Clinical Program Development at AbbVie Inc. From November 2009 to August 2014, she was Associate Director of Clinical Program Development for Abbott Laboratories. Ms. Gloria earned a B.S. in nursing from the University of Illinois Chicago.

Jay S. Stout, Ph.D. has served as our Chief Technology Officer since April 2023. From December 2020 to April 2023, he was an independent consultant supporting the scale up and validation of late stage products in immunology and cell and gene therapy. From June 2018 to November 2020, he led Technical Operations at Immunomedics (Gilead Sciences) leading to the approval of an antibody drug conjugate for oncology. Prior to that, Dr. Stout held various senior leadership roles in Technical Operation at Versartis (Aravive), San Bio, Merck, Amgen, Pfizer, and BioNebraska (Restoragen). Dr. Stout has served on the Amgen Center for BioProcessing Advisory Board at the Keck Graduate Institute for more than 10 years and was the Chair of the Advisory Board from 2021-2023. Dr. Stout earned a B.S. and M.S. in Chemistry from the University of Iowa and a Ph.D. in Chemistry and Biochemistry from the University of Nebraska-Lincoln.

Christopher Van Tuyl, J.D. has served as our Chief Legal Officer and Corporate Secretary since December 2024. From March 2018 to October 2024, he served as the Chief Legal Officer and Corporate Secretary of Dermavant Sciences, Inc., a biopharmaceutical company. From October 2015 to March 2018, he was a Shareholder at Sacks Tierney, P.A. From March 2015 through August 2015, Mr. Van Tuyl served as Legal Executive at Fidelity National Information Services. Mr. Van Tuyl served as Associate General Counsel, Corporate Secretary and Chief Compliance Officer for Rayonier, Inc., where he was employed from February 2013 to March 2015. Mr. Van Tuyl earned a B.S. in Finance from Arizona State University and a J.D. from Duke University School of Law.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of June 30, 2026 by:

•each director or nominee for director;

•each named executive officer;

•all current executive officers and directors as a group; and

•all those known by us to be beneficial owners of more than five percent of our outstanding common stock.

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and Schedules 13G filed with the SEC by beneficial owners of more than five percent of our common stock. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 206,264,878 shares of common stock outstanding on June 30, 2026, adjusted as required by rules promulgated by the SEC. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding any shares of our common stock subject to options held by such person that are currently exercisable or exercisable within 60 days of June 30, 2026 and any shares of common stock issuable upon the settlement of restricted stock units (“RSUs”) that have vested or vest within 60 days of June 30, 2026. However, we did not deem such shares of our common stock outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated below, the business address of each of the individuals or entities listed in the following table is 1000 Park Forty Plaza, Durham, North Carolina 27713.

	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of Total
5% Stockholder
Roivant Sciences Ltd.(1)	113,327,007	54.9%
FMR LLC(2)	14,729,555	7.1
Named Executive Officers and Directors
Eric Venker(3)	490,713	*
Tiago Girão(4)	121,082	*
Melanie Gloria(5)	122,394	*
Jay Stout(6)	247,297	*
Christopher Van Tuyl(7)	93,175	*
Peter Salzmann(8)	623,466	*
Eva Renee Barnett(9)	157,761	*
Michael Geffner(10)	111,447	*
Frank M. Torti (11)	1,954,091	*
Jacob Bauer(12)	20,084	*
Andrew Fromkin(13)	133,092	*
Douglas Hughes(14)	389,964	*
Atul Pande (15)	383,042	*
Robert Susman(16)	17,582	*
All current directors and executive officers as a group (11 individuals)	3,972,516	1.9

*    Less than 1%.

(1) As reported on a Schedule 13D/A filed by Roivant Sciences Limited (“RSL”) on December 12, 2025. Consists of shares of common stock directly held by RSL and includes 10,000 shares of common stock issuable upon conversion of the shares of Series A preferred stock held by RSL. Each share of Series A preferred stock is convertible at any time at the option of the holder into one share of common stock. RSL owns all of the authorized and outstanding shares of Series A preferred stock and is entitled to elect a specified number of directors to the Board. RSL exercises voting and dispositive control over shares of common stock and shares of preferred stock through its board of directors. No individual director of RSL has beneficial ownership over the shares of common stock or shares of preferred stock. The principal business address of RSL is 7th Floor, 50 Broadway, London SW1H 0DB United Kingdom.

(2) Based solely on information reported on the Schedule 13G/A filed by FMR LLC (“FMR”) on November 5, 2025. Consists of shares of common stock owned by FMR and Abigail P. Johnson. FMR reported having sole voting power over 14,715,496 shares of common stock and FMR and Abigail P. Johnson reported having shared dispositive power over 14,729,554.78 shares of common stock. The principal business address for each of FMR and Abigail P. Johnson is 245 Summer Street, Boston, MA 02210.

(3) Includes (i) 465,593 shares of common stock underlying options that are exercisable within 60 days of June 30, 2026, (ii) 5,559 shares of common stock underlying capped value appreciation rights (“CVARs”) that will vest within 60 days of June 30, 2026, and (iii) 19,561 shares of common stock.

(4) Includes (i) 81,721 shares of common stock underlying options that are exercisable within 60 days of June 30, 2026, (ii) 13,024 RSUs that will vest within 60 days of June 30, 2026, and (iii) 26,337 shares of common stock.

(5) Includes (i) 95,898 shares of common stock underlying options that are exercisable within 60 days of June 30, 2026, (ii) 11,633 RSUs that will vest within 60 days of June 30, 2026, and (iii) 14,863 shares of common stock.

(6) Includes (i) 197,728 shares of common stock underlying options that are exercisable within 60 days of June 30, 2026, (ii) 14,447 RSUs that will vest within 60 days of June 30, 2026, and (iii) 35,122 shares of common stock.

(7) Includes (i) 57,561 shares of common stock underlying options that are exercisable within 60 days of June 30, 2026, (ii) 3,174 RSUs that will vest within 60 days of June 30, 2026, and (iii) 32,440 shares of common stock.

(8) Includes 623,466 shares of common stock.

(9) Includes 157,761 shares of common stock.

(10) Includes (i) 34,361 shares of common stock underlying options that are exercisable within 60 days of June 30, 2026, and (ii) 77,086 shares of common stock.

(11) Includes (i) 1,172,042 shares of common stock underlying options that are exercisable within 60 days of June 30, 2026, (ii) 46,694 RSUs that will vest within 60 days of June 30, 2026, (iii) 715,355 RSUs that vested as of June 30, 2026 where the holder has elected deferred settlement subject to the requirements of Section 409A, and (iv) 20,000 shares of common stock.

(12) Includes (i) 11,745 shares of common stock underlying options that are exercisable within 60 days of June 30, 2026, and (ii) 8,339 shares of common stock.

(13) Includes (i) 72,590 shares of common stock underlying options that are exercisable within 60 days of June 30, 2026, (ii) 39,966 RSUs that vested as of June 30, 2026 where the holder has elected deferred settlement subject to the requirements of Section 409A, and (iii) 20,536 shares of common stock.

(14) Includes (i) 269,191 shares of common stock underlying options that are exercisable within 60 days of June 30, 2026, (ii) 64,666 RSUs that vested as of June 30, 2026 where the holder has elected deferred settlement subject to the requirements of Section 409A, and (iii) 56,107 shares of common stock.

(15) Includes (i) 260,191 shares of common stock underlying options that are exercisable within 60 days of June 30, 2026, (ii) 12,523 RSUs that vested as of June 30, 2026 where the holder has elected deferred settlement subject to the requirements of Section 409A, (iii) 90,328 shares of common stock, and (iv) 20,000 shares of common stock indirectly beneficially owned through a family trust.

(16) Includes (i) 11,745 shares of common stock underlying options that are exercisable within 60 days of June 30, 2026, and (ii) 5,837 shares of common stock.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) discusses our executive compensation philosophy, objectives and the components of our executive compensation program, the compensation decisions made under this program, and the factors considered by the Compensation Committee in making those decisions. The CD&A describes the compensation for our fiscal year ended March 31, 2026 (“FY2026”) and is intended to be read in conjunction with the tables that immediately follow this section, which provide further compensation information for our FY2026 named executive officers (“NEOs”).

During FY2026, our NEOs were as follows:

•Eric Venker, M.D., Pharm.D., Chief Executive Officer
•Tiago Girão, Chief Financial Officer
•Melanie Gloria, Chief Operating Officer
•Jay Stout, Ph.D., Chief Technology Officer
•Christopher Van Tuyl, Chief Legal Officer and Corporate Secretary
•Peter Salzmann, M.D., former Chief Executive Officer
•Eva Renee Barnett, former Chief Financial Officer
•Michael Geffner, M.D., former Chief Medical Officer

Dr. Salzmann retired from his position as our Chief Executive Officer on April 20, 2025. Ms. Barnett ceased serving as our Chief Financial Officer effective April 20, 2025. Dr. Venker and Mr. Girão commenced their roles with us on April 21, 2025. Dr. Geffner ceased serving as our Chief Medical Officer effective November 21, 2025.

Business Overview and FY2026 Progress

Immunovant is a clinical-stage immunology company dedicated to enabling normal lives for people with autoimmune diseases. Our focus is on developing IMVT-1402 (imeroprubart), a fully human monoclonal antibody that targets the neonatal fragment crystallizable receptor (“FcRn”) to address autoimmune diseases driven by high levels of pathogenic immunoglobulin G antibodies. FcRn is involved in preventing the degradation of IgG antibodies, and inhibition of FcRn has been shown to reduce levels of total IgG and pathogenic IgG antibodies, correlating with clinical benefit in a variety of autoimmune diseases.

In FY2026, we advanced the clinical development of IMVT-1402 across a broad pipeline of indications in several therapeutic areas, including in Graves’ disease, difficult-to-treat rheumatoid arthritis, Sjögren’s disease, myasthenia gravis, chronic inflammatory demyelinating polyneuropathy, and cutaneous lupus erythematosus. We also completed a capital raise generating approximately $550 million in gross proceeds, extending the Company’s cash runway to a potential launch of IMVT-1402 in Graves’ disease.

Executive officer compensation-related actions taken by our Compensation Committee and our Board in FY2026 included:

•Short-Term Incentives – Our Board, with input from the Compensation Committee, set corporate goals designed to be challenging and aligned with our strategic objectives, including clinical development, regulatory goals and organizational priorities, which our Compensation Committee and Board used in determining the annual bonuses paid to our executive officers for FY2026.

•Long-Term Incentives – Our executive officers were granted stock options to emphasize our strategic focus on stock price appreciation and RSUs subject to time-based vesting as a long-term, retentive vehicle.

•Performance-based RSUs (PSUs) – In addition to stock options and RSUs, as part of our equity grant process beginning in FY2026, our Compensation Committee recommended, and our Board awarded, performance-based restricted stock units (“PSUs”) to certain of our executive officers, with the goal of strengthening alignment between the interests of those executive officers and our stockholders by tying a portion of equity compensation to the achievement of objectives designed to support stockholder value creation.

•Capped Value Appreciation Rights (CVARs) – In connection with the commencement of his employment with the Company, our CEO was granted CVARs that are subject to performance-based vesting requirements relating to the achievement of specified clinical development activity and other conditions as described further below, as well as continued service through specified service-based vesting dates.

•Peer Group – Our Compensation Committee revised our peer group to further reflect our industry, stage of development, and market capitalization.

Responsible Executive Compensation Policies and Practices

The following table summarizes our executive compensation policies and practices, including responsible policies and practices we have implemented and the policies and practices we have avoided to best serve our stockholders’ long-term interests.

What we do:	What we do not do:
✓ Performance metrics tied to company performance. Payouts under our annual cash incentive program are based on company performance, further aligning the interests of our executive officers and our stockholders
✓ Multi-year vesting requirements. The time-based equity awards granted to our executive officers vest over multi-year periods, consistent with current market practice and our retention objectives
✓ Use of double-trigger change in control provisions. Our executive compensation arrangements generally provide for double-trigger cash severance payments and acceleration of vesting of equity awards that require a qualifying termination of employment following the occurrence of a change in control
✓ Independent compensation consultant. Our Compensation Committee engages an independent compensation consultant, reporting directly to the Compensation Committee, and providing no other services to the Company
✓ Annual compensation votes. We conduct a “say-on-pay” vote on an annual basis

✘ No excise tax “gross-ups.” None of our employment-related agreements provide for excise tax “gross-ups”
✘ No special perquisites. Except as otherwise discussed below, we do not provide our executive officers with perquisites or other personal benefits that differ materially from those available to employees generally
✘ No retirement plans other than Section 401(k) plan. Our executive officers are eligible to participate in our Section 401(k) retirement savings plan available to our other full-time, salaried employees and we do not provide any pension or other executive retirement benefits to our executive officers
✘ No special health or welfare benefits. Our executive officers are eligible to participate in the same broad-based health and welfare benefit programs offered to our other full-time, salaried employees
✘ No hedging, short selling or other inherently speculative transactions. Our insider trading policy prohibits our executive officers and directors from engaging in hedging, short sales or other inherently speculative transactions

Consideration of 2025 “Say-On-Pay” Vote

At our 2025 Annual Meeting of Stockholders, we held a stockholder advisory vote on the compensation of our executive officers, commonly called a “say-on-pay” vote. Of the votes cast, over 99% were cast in favor of the “say-on-pay” resolution. Our Board and the Compensation Committee took this result to represent strong support for our executive compensation program and did not make any changes to our executive compensation program in response to the 2025 “say-on-pay” vote. Our next “say-on-pay” vote will be held at the Annual Meeting.

Compensation Mix

We have a “pay-for-performance”-focused executive compensation philosophy. Consistent with this philosophy, our Compensation Committee believes that compensation should be designed to optimize company performance to increase stockholder value. The Compensation Committee seeks to achieve this objective by using different elements of compensation and a market-based approach to attract, retain, and motivate a high-performing team of executive officers and by aligning the majority of their target total direct compensation opportunity with the Company’s short-term and long-term performance, as well as each executive officer’s individual contributions. Variable incentive compensation is an important component of our compensation strategy and aims to ensure that total compensation reflects the overall performance of our Company. The Compensation Committee believes that it can achieve these objectives by providing a substantial portion of the target total direct compensation opportunity for each of our executive officers in the form of equity awards and cash bonus opportunities, which is goal- and performance-driven, with discretion also applied at the Board level for the individual executive officers.

Executive Compensation Philosophy

Our executive compensation program aims to achieve the following main objectives:

•attract, retain and reward highly qualified executive officers;
•provide incentives that motivate and reward our executive officers for achievement of key performance goals designed to be aligned with long-term stockholder value creation;
•align our executive officers’ interests with those of our stockholders and corporate culture; and
•link pay primarily to Company performance, with consideration also given to individual performance.

Our Compensation Committee regularly reviews our compensation policies and program design overall, to assess their alignment with the interests of our stockholders and our business goals, and evaluate whether the total compensation paid to our executive officers is fair, reasonable and competitive.

Executive Compensation Elements

Generally, our executive compensation program consists of, and is intended to strike a balance among, the following three principal elements: base salary; an annual performance-based bonus opportunity; and long-term incentive compensation in the form of equity awards. We also provide our executive officers with the same benefits available to all our employees, including retirement benefits under a Section 401(k) retirement savings plan and participation in various employee health and welfare benefit plans. The following chart summarizes the three principal elements of our executive compensation program, their objectives, and key features:

Element of Compensation	Objectives	Key Features
Base Salary (fixed cash)	Provides financial stability and security through a fixed amount of cash for performing job responsibilities.
Generally reviewed annually and determined based on a number of quantitative and qualitative factors (including individual performance and the overall performance of our Company) and by reference, in part, to competitive market data prepared by the Compensation Committee’s independent compensation consultant.

Performance-Based Bonus (“at-risk” cash)	Motivates and rewards for attaining key annual corporate performance goals that relate to our key business objectives.
Target annual performance-based bonus opportunities are reviewed annually and determined by reference to competitive market data prepared by the Compensation Committee’s independent compensation consultant. Bonus payouts are dependent upon achievement of specific corporate performance objectives consistent with our long-term strategic plan, generally determined and recommended by the Compensation Committee and approved by the Board, and communicated to executive officers and employees more broadly at the beginning of the fiscal year. Actual bonus amounts earned are determined and recommended by the Compensation Committee at the end of the fiscal year and approved by the Board, taking into account the actual level of achievement of corporate objectives.

Long-Term Incentives (“at-risk” equity)
Motivates and rewards for long-term Company performance; designed to align our executive officers’ interests with our stockholders’ interests and changes in stockholder value.

Designed to attract highly qualified executive officers and encourage their continued employment over the long term.

Long-term incentive compensation opportunities are reviewed annually and equity awards are granted during the first half of the fiscal year or as deemed appropriate during the year for new hires, promotions, or under other special circumstances, such as to encourage retention, or as a reward for significant achievement.

Individual equity awards are determined based on a number of objective and subjective factors, including current corporate and individual performance and competitive market data prepared by the Compensation Committee’s independent compensation consultant.

We focus on providing a competitive compensation package to our executive officers that provides significant short-term and long-term incentives that may be earned for the achievement of measurable corporate and individual objectives. We believe that this approach provides an appropriate blend of short-term and long-term incentives to maximize stockholder value.

We do not have any formal policies for allocating compensation among base salary, annual performance-based bonus opportunities, equity awards, short-term and long-term compensation, or among cash and non-cash compensation. Instead, the Compensation Committee exercises its judgment to establish a total compensation program for each executive officer and the executive management team more broadly that is a mix of current, short-term and long-term incentive compensation, and cash and non-cash compensation, that it believes is appropriate to achieve the goals of our executive compensation program and our corporate objectives. However, historically we have structured a significant portion of our executive officers’ total target direct compensation opportunity so that it is comprised of annual performance-based bonus opportunities and equity awards, in order to align the executive officers’ incentives with the interests of our stockholders and our corporate goals.

How We Determine Executive Compensation

Role of our Board, Compensation Committee, and Management

The Compensation Committee is appointed by our Board and has responsibility for determining, or recommending to the Board for approval, the compensation of the Company’s non-employee directors, and executive officers. For details on the Compensation Committee’s oversight of our executive compensation program, please see the section titled “Information Regarding Committees of the Board - Compensation Committee” above.

The Compensation Committee reviews all compensation paid by the Company to our executive officers. The Chief Executive Officer (“CEO”) evaluates and provides to the Compensation Committee performance assessments and compensation recommendations with respect to our executive officers other than himself. While our CEO discusses his recommendations with the Compensation Committee, he does not participate in the deliberations concerning, or the determination of, his own compensation. The Compensation Committee discusses and makes final determinations as to matters to recommend to the Board with respect to executive compensation matters without our CEO present during discussions of our CEO’s compensation. With respect to our CEO, the Compensation Committee recommends any changes to the full Board for final approval of the independent members of our Board. From time to time, various other members of management and other employees as well as outside advisors or consultants are invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in the Compensation Committee meetings. Additionally, the Compensation Committee engages an independent compensation consultant and other advisors on an ongoing basis and consistently looks to them for guidance on our compensation practices.

The Compensation Committee typically meets at least quarterly to manage and evaluate our executive compensation program and provides guidance on the principal elements of compensation (base salary, annual performance-based bonus opportunities, and equity awards) for our executive officers. This occurs formally on an annual basis, however, other compensation reviews and recommendations occur at other times for new hires, promotions or other special circumstances as deemed appropriate.

Role of Compensation Consultant

The Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. During FY2026, after assessing Compensia’s independence in accordance with SEC rules and applicable Nasdaq listing standards, the Compensation Committee engaged Compensia as its compensation consultant. The Compensation Committee requested that Compensia, among other things:

•provide guidance on industry compensation practices;
•evaluate the efficacy of our existing compensation strategy and practices in supporting and reinforcing our long-term strategic goals;
•assist in providing guidance as to the details of our executive compensation programs to execute that long-term strategy; and
•provide support for annual peer group and compensation reviews and determinations, as well as situational compensation reviews.

As part of its engagement, Compensia is directed by the Compensation Committee to update a comparative group of companies on an annual basis and as needed and to perform analyses of competitive performance and compensation levels for that peer group. Compensia ultimately prepared a competitive market analysis based on data drawn from the peer group companies that was presented to the Compensation Committee for its consideration. Following significant review and an active dialogue with Compensia, the Compensation Committee made its executive compensation determinations and recommendations to the Board for FY2026.

The Compensation Committee has evaluated whether the work of Compensia as compensation consultant raises any conflict of interest, taking into account relevant factors in accordance with SEC rules and applicable Nasdaq listing standards. Based on this evaluation, our Compensation Committee determined that the work of Compensia does not create any conflict of interest pursuant to applicable SEC rules and Nasdaq listing standards.

Use of Competitive Market Compensation Data

The Compensation Committee believes that it is important when making its compensation decisions to be informed as to the current practices of comparable public companies (based on industry, market capitalization and stage of development) with which we compete for top talent. The Compensation Committee does not engage in formal benchmarking against other companies’ compensation programs or practices to establish our compensation levels or make specific compensation decisions with respect to our executive officers. Instead, the Compensation Committee reviews compensation data from a representative group of peer companies and broad-based compensation surveys to inform its understanding of market compensation levels.

In order to evaluate compensation data against a representative peer group, the Compensation Committee directed Compensia to update the list of our peer group companies to be used in connection with assessing the compensation practices of the publicly traded companies with which we compete. In January 2025, Compensia proposed, and the Compensation Committee recommended to our Board for approval, a group of companies deemed to be appropriate peers based on our Company’s industry stage of development, revenue, and size (based primarily on market capitalization). Given the market capitalization of the Company and other factors, choosing a peer group takes into consideration a broad range of attributes to identify a representative group for compensation and related guidance. The peer group for FY2026 was as follows:

Apogee Therapeutics Arcellx Arrowhead Pharmaceuticals Biohaven BridgeBio Pharma Celldex Therapeutics CRISPR Therapeutics AG Cytokinetics Denali Therapeutics	Kymera Therapeutics Madrigal Pharmaceuticals Nuvalent Revolution Medicines SpringWorks Therapeutics Viridian Therapeutics Xencor Xenon Pharmaceuticals

Using data compiled from the peer companies, Compensia completed an assessment of our executive compensation program to inform the Compensation Committee’s determinations regarding executive compensation for FY2026. Compensia prepared and the Compensation Committee reviewed, a range of market data reference points (generally at the 25th, 50th, and 75th percentiles of the market data) with respect to base salary, annual performance-based bonus opportunities, equity compensation (valued based on an approximation of grant date fair value), total target cash compensation (base salary and the target annual performance-based bonus opportunity) and target total direct compensation (total target cash compensation and equity compensation) with respect to each of the executive officers. The Compensation Committee did not target pay to fall at any particular percentile of the competitive market data but rather reviewed these market data reference points as a helpful reference point in making these compensation decisions. An analysis of competitive market data is only one of several factors that the Compensation Committee considers in making compensation decisions. The Compensation Committee considers other factors as described below under “Factors Used in Determining Executive Compensation.”

Factors Used in Determining Executive Compensation

The Compensation Committee reviews the annual base salary levels, annual performance-based bonus opportunities, and long-term incentive compensation opportunities of our executive officers at the beginning of each year, or more frequently as warranted.

The Compensation Committee does not establish a specific target for making its decisions about the target total direct compensation opportunities for our executive officers. Instead, the members of the Compensation Committee rely primarily on their general experience, business judgment, input from the compensation consultant and advisors, and subjective considerations of various factors, our executive compensation program objectives, past and expected future Company and individual performance, the executive officer’s scope of job function and skill set and expected contributions to the Company, internal equity among the members of the executive team, compensation practices of our compensation peer group and/or selected broad-based compensation surveys, the need to attract new talent to our executive team and retain existing talent in a highly competitive industry, and the recommendations of our CEO (other than with respect to his own compensation).

These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each executive officer. No single factor is determinative in setting compensation levels, nor is the impact of any individual factor on the determination of pay levels quantifiable.

The Compensation Committee does not weigh these factors in any predetermined manner, nor does it apply any formulas in developing its compensation recommendations or decisions.

Components of Executive Compensation

Base Salary

We provide annual base salaries to our executive officers to compensate them for performance of job responsibilities and to attract and retain individuals with superior talent. The annual base salary for each of our executive officers was initially established at the time the executive was hired, based on an assessment of the competitive market and the experience of the candidate, in order to develop a compensation package, including base salary, that was deemed necessary to attract and retain each individual.

Our Compensation Committee periodically reviews and evaluates the need for adjustment of the base salaries of our executive officers based on changes and expected changes in the scope of an executive’s responsibilities, Company performance, competitive market data and general salary trends in our industry. No specific weight is assigned to any of these criteria.

In March 2025, the Compensation Committee reviewed the base salaries of each of our then-serving executive officers. After considering the factors detailed in the section above titled, “Factors Used in Determining Executive Compensation,” the Compensation Committee determined the base salaries of each of our executive officers for FY2026, including the year-over-year adjustments for our NEOs set forth below. Dr. Venker’s and Mr. Girão’s salaries were negotiated in connection with the commencement of their employment with the Company in April 2025 and were determined based on similar factors as the current executives, including taking into account the salaries of their respective predecessors.

Named Executive Officer	Fiscal 2025 Annual Base Salary	Fiscal 2026 Annual Base Salary	Percent Change
Eric Venker	n/a(1)	$672,000	—
Tiago Girão	n/a(2)	481,000	—
Melanie Gloria	$481,000	495,000	2.9%
Jay Stout	481,000	495,000	2.9%
Christopher Van Tuyl	481,000	495,000	2.9%
Peter Salzmann (3)	724,500	747,000	3.1%
Eva Renee Barnett (4)	481,000	495,000	2.9%
Michael Geffner	518,000	535,000	3.3%

(1) Dr. Venker was appointed to serve as the Company’s Chief Executive Officer on April 21, 2025. He continues to serve in a role at Roivant Sciences, Inc. (“RSI”), a wholly owned subsidiary of RSL. His base salary for FY2026 consisted of (i) an Immunovant base salary of $672,000 paid by the Company and (ii) an RSI base salary of $75,000 paid entirely by RSI for his services unrelated to the Company.

(2) Mr. Girão commenced employment with the Company on April 21, 2025.

(3) Dr. Salzmann served as the Company’s Chief Executive Officer during FY2026 until April 20, 2025.

(4) Ms. Barnett served as the Company’s Chief Financial Officer during FY2026 until April 20, 2025.

Performance-Based Bonus

We believe that the payment of annual, performance-based cash compensation provides incentives necessary to retain executive officers and reward them for short-term Company performance. Each executive officer is eligible to receive an annual performance-based cash bonus based on the Company’s achievement of annual corporate performance goals developed by our Compensation Committee. Each executive officer has a target annual bonus award amount, expressed as a percentage of the executive officer’s base salary. For FY2026, the Board, upon the recommendation of the Compensation Committee, set the target annual bonus opportunities for our executive officers, which did not change from the prior year for the continuing executive officers. The target annual bonus percentages for Dr. Venker and Mr. Girão were established in connection with the commencement of their employment with us in early FY2026 to align with the target bonus opportunities of their predecessors.

In early FY2026, the Compensation Committee established an annual bonus program with pre-established corporate performance goals relating to progression of Immunovant’s registrational trials evaluating IMVT-1402 in endocrinology and neurology indications, progression of Immunovant’s proof of concept trials evaluating IMVT-1402 in rheumatology and dermatology indications; and progression of chemistry, manufacturing and controls activities aligned with Immunovant’s strategic goals. These goals were set in a manner intended to be challenging but achievable with strong management performance. Payout under the annual bonus program could range from 0% to 200% of target, based on performance. After assessing achievement against the goals established under the annual bonus program, the Compensation Committee recommended to our Board that achievement be certified at 110% of target performance. As such, bonuses were paid out at 110% of target for each of the NEOs, as follows:

	FY26 Target Bonus		FY26 Bonus Payment
Named Executive Officer	% of Base Salary	($)	110% Corporate Achievement ($)
Eric Venker(1)	72.25%	$485,520	$503,345
Tiago Girão(2)	45%	216,450	224,396
Melanie Gloria	45%	222,750	245,025
Jay Stout	45%	222,750	245,025
Christopher Van Tuyl	45%	222,750	245,025
Peter Salzmann(3)	65%	485,550	N/A
Eva Renee Barnett (3)	45%	222,750	N/A
Michael Geffner(3)	45%	240,750	N/A

(1) Dr. Venker’s FY2026 annual bonus opportunity was prorated based on his April 21, 2025 start date, pursuant to the terms of his employment agreement. In connection with his continuing role with RSI as President and Immunovant CEO, Dr. Venker was eligible to receive an annual cash bonus from RSI covering the period from April 1, 2025 through April 20, 2025 (inclusive), prior to his start-date as Immunovant CEO. Following his appointment as Immunovant CEO, Dr. Venker is only eligible for an annual cash bonus in connection with his service to the Company.

(2) Mr. Girão’s FY2026 annual bonus opportunity was prorated based on his April 21, 2025 start date, pursuant to the terms of his employment agreement.

(3) Dr. Salzmann, Ms. Barnett and Dr. Geffner were not eligible for an annual bonus payout due to their separations from the Company during FY2026.

Equity Incentive Awards

We grant equity incentive awards to executive officers annually as part of their annual compensation opportunity, as well as upon hire and promotion, to motivate, retain and reward our executive officers for their performance and our success. Our equity incentive award grants have historically been granted as time-based stock options and RSUs and, in FY2026, we introduced CVARs and PSUs to certain of our executive officers. Stock options are viewed by the Compensation Committee to be performance-based as they only have value to an award recipient if our stock price appreciates following the grant date, while PSUs and CVARs have value only to the extent that the pre-established performance metrics are achieved. RSUs are included as a component in our executive compensation program to foster a retentive balance with the performance-based compensation elements in the overall equity mix and, therefore, help support our compensation philosophy of providing market-competitive compensation in order to attract and retain qualified and talented executive officers, while still delivering at-risk compensation tied to the Company’s stock price performance.

In FY2026 we granted PSUs to Ms. Gloria, Dr. Stout, and Dr. Geffner in order to incentivize and reward these executive officers for driving achievement of key Company objectives within their functional areas. Our FY2026 PSUs are earned contingent upon the achievement of pre-established performance goals, relating to development milestone achievements as part of our long-term incentive strategy.

In connection with the commencement of his employment with the Company, our Board granted Dr. Venker 1,475,000 CVARs that will vest and settle into shares of the Company’s common stock upon the satisfaction of the applicable vesting and other requirements. As described further below, the CVARs are subject to performance-based vesting requirements relating to the achievement of specified clinical development activity and a stock price equal or greater to $16.76 as well as Dr. Venker’s continued service through specified service-based vesting dates. In addition, to support long-term alignment with the interests of the Company’s stockholders, 87.25% of the shares of common stock issued to Dr. Venker under the CVAR award will be subject to a two-year holding period during which Dr. Venker cannot sell or otherwise transfer such shares (subject to limited exceptions, including for the satisfaction of tax withholding obligations). This award was structured to incentivize the execution of clinical goals designed to be challenging but achievable with strong management performance, with an additional focus on stock price performance. Dr. Venker’s initial stock option award was generally sized to align with benchmarking (to the 50th percentile) against new CEO hires for comparable companies in our industry.

The equity awards granted to our NEOs for FY2026 are described in greater detail below. Our Compensation Committee evaluates various factors when determining equity incentive awards to grant to our executive officers, including the base salary and target annual cash incentive opportunity of the executive officer, the value of the total compensation package our Compensation Committee and Board deem appropriate to attract and retain highly qualified executive officers in light of the competitive environment, the executive officer’s ability to influence and create long-term stockholder value, peer group comparable metrics and data, and the advice and input from Compensia. In addition, in the case of new hires, our Compensation Committee and our Board consider the compensation levels received by the executive officer at their prior employer and negotiations with such executives during the hiring process.

Named Executive Officer	Grant Date	Shares Underlying Options Granted(1)	Number of RSUs Granted(2)	Number of CVARs Granted	Number of PSUs Granted(3)
Eric Venker	7/28/2025	1,489,900(4)	—	1,475,000(5)	—
Tiago Girão	5/1/2025	293,505	208,388	—	—
Melanie Gloria	4/1/2025	107,297	76,181	—	—
	8/27/2025	—	—	—	320,000
Jay Stout	4/1/2025	107,297	76,181	—	—
	8/27/2025	—	—	—	140,000
Christopher Van Tuyl	4/1/2025	71,531	50,787	—	—
Peter Salzmann	4/1/2025	374,395	265,820	—	—
Eva Renee Barnett	4/1/2025	125,180	88,878	—	—
Michael Geffner	4/1/2025	143,063	101,574	—	—
	8/27/2025	—	—	—	320,000
_____________________________________________________________________________________

(1)    Except with respect to Dr. Venker and Mr. Girão’s new hire option awards, options granted to our NEOs in FY2026 are subject to a four-year vesting period, with 25% vesting on the first anniversary of the date of grant and the balance vesting in a series of 36 successive equal monthly installments thereafter, provided that the executive officer is employed by the Company on each such vesting date. In the case of Dr. Venker and Mr. Girão, their sign-on option awards vest over a four-year period, with 25% of the shares subject to the option vesting on the first anniversary measured from April 21, 2025 and the balance vesting in a series of 12 successive equal quarterly installments thereafter, subject to the holder’s continued service to the Company through each applicable vesting date.

(2)    All RSUs granted to our NEOs are subject to a four-year vesting period, with 25% of the RSUs vesting on the first anniversary of the date of grant (except with respect to Mr. Girão’s new hire RSUs, which vest 25% on the first anniversary measured from April 21, 2025) and the balance vesting in a series of 12 successive equal quarterly installments thereafter, provided that the executive officer is employed by the Company on each such vesting date.

(3)    The PSUs granted to certain of our executive officers vest as to one-half of the shares upon the achievement of one development milestone on or before March 31, 2026, and as to the other half of the shares upon the achievement of a second development milestone on or before March 31, 2029, in each case subject to the holder’s continued service to the Company through each applicable vesting date. Our Compensation Committee set these development milestones to be difficult to attain, but achievable with strong performance. Because the first development milestone was not achieved, the portion of the PSUs that was eligible to vest on March 31, 2026 was forfeited.

(4)    Represents stock options granted in connection with Dr. Venker’s hire. These options vest over a four-year period, with 25% of the shares subject to the option vesting on the first anniversary measured from April 21, 2025 and the balance vesting in a series of 12 successive equal quarterly installments thereafter, subject to Dr. Venker’s continued service to the Company through each applicable vesting date. To support long-term alignment with the interests of the Company’s stockholders, the shares of common stock underlying 1,300,000 of these common stock options, following a vesting event, are subject to a two (2) year holding period following such vesting event before such shares can be sold, unless Dr. Venker receives prior written consent from the Board, provided that Dr. Venker may sell such shares pursuant to any sell-to-cover transaction or dispose of such shares withheld to satisfy any applicable tax withholding obligations due to the exercise of the option award. The other 189,900 shares of common stock underlying the stock options granted to Dr. Venker had an aggregate grant date fair value of $2,250,000 (the “Dollar Option Award”), with the number of shares underlying the Dollar Option Award determined using an estimated “Black-Scholes” value based on the 30-day trailing average price of the Company’s common stock on the Nasdaq Global Select Market as of the Grant Date. Pursuant to Dr. Venker’s employment agreement with the Company, these options will immediately accelerate and vest in full and become exercisable following a change in control of the Company (as defined in the Immunovant, Inc. 2019 Equity Incentive Plan (the “2019 Plan”)).

(5)    These CVARs will vest on the first date that each of (i) the Service Requirement, (ii) the Performance Requirement, and (iii) the Knock-in Requirement have been satisfied. The “Service Requirement” is satisfied as follows: (i) 25% of the CVARs vested on April 1, 2026; and (ii) the remaining 75% vests in twelve (12) equal quarterly installments thereafter, provided that Dr. Venker is employed by the Company or an affiliate on each such vesting date. The “Performance Requirement” is tied to the achievement of a specified clinical development activity at the Company. The “Knock-in Requirement” requires that the price of the Company’s common stock at each applicable vesting date must be equal to or greater than $16.76 per share. Upon satisfaction of the vesting conditions (such portion of the CVARs, the “Vested CVARs”), Dr. Venker will be entitled to receive a payment equal to the product of (i) the number of Vested CVARs multiplied by (ii) the excess (if any) of (A) the fair market value of the Company’s common stock (capped at $16.76 per share) as of the relevant date of determination over (B) the applicable hurdle price of $14.46 (the “CVAR Amount”). The CVARs will then settle into a number of shares of common stock of the Company determined by dividing (i) the CVAR Amount by (ii) the fair market value of the Company’s common stock as of such date. Following the vesting of any portion of the CVARs, 87.25% of the shares of common stock issued to Dr. Venker will be subject to a two-year holding period during which Dr. Venker cannot sell or otherwise transfer such shares (subject to limited exceptions, including for the satisfaction of tax withholding obligations). These CVARs will immediately accelerate and vest in full if Dr. Venker is involuntarily terminated without cause within twelve months following a change in control of the Company (as defined in the 2019 Plan).

Other Compensation Elements

Employee Benefit and Retirement Programs

Our executive officers are eligible to receive the same employee benefits that are generally available to all employees, subject to the satisfaction of certain eligibility requirements, including participation in retirement, health, and welfare plans. These benefits include medical, dental, and vision insurance, an employee assistance program, health and dependent care flexible spending accounts, basic life insurance, accidental death and dismemberment insurance, and short-term and long-term disability insurance.

We make available a Section 401(k) retirement savings plan for all U.S. employees who satisfy certain eligibility requirements, including requirements relating to age and length of service. Under the Section 401(k) plan, employees may elect to defer up to all eligible compensation, subject to applicable annual Internal Revenue Code (the “Code”) limits. We intend for our Section 401(k) plan to qualify under Sections 401(a) and 501(a) of the Code so that contributions by employees to our Section 401(k) plan, and income earned on those contributions, are not taxable to employees until withdrawn from our Section 401(k) plan. The Section 401(k) plan also permits contributions to be made on a post-tax basis subject to applicable annual Code limits. We match employee contributions up to 3% of base salary, subject to applicable Code limitations. Matching contributions become fully vested after two years of service.

We design our employee benefits programs to be affordable and competitive in relation to the market as well as compliant with applicable laws and practices.

Perquisites

Perquisites and other personal benefits currently are not a material component of our executive compensation program. Accordingly, we do not provide significant perquisites or other personal benefits to our executive officers except as generally made available to our employees or in situations where we believe it is appropriate to serve a legitimate business purpose. During the fiscal year ended March 31, 2026, none of our NEOs received perquisites or other personal benefits that were, in the aggregate, $10,000 or more for any individual.

Employment Agreements and Post-Employment Compensation Arrangements

We have entered into written employment agreements with our continuing NEOs, which provide for “at-will” employment and set forth the title and position of the executive officer, including a base salary and target annual performance-based bonus opportunity, participation in our employee benefit programs, and eligibility to receive long-term incentive compensation in the form of equity awards.

These employment agreements also provide these executive officers with certain payments and benefits in the event of an involuntary termination of employment, including a termination of employment in connection with a change in control of the Company. We do not have any agreements with any of our executive officers guaranteeing any tax reimbursement or “gross-up” payments on severance or change in control payments or benefits.

In connection with their separations from the Company, Dr. Salzmann, Ms. Barnett and Dr. Geffner each received severance under the terms of their employment agreements consistent with the severance provisions for a termination without cause. In addition, the outstanding equity incentive awards of Dr. Salzmann and Dr. Geffner continued to vest in accordance with their terms for up to 12 months in the case of Dr. Salzmann and up to six months in the case of Dr. Geffner, provided that each provided transition services to the Company. The separation agreement with Dr. Salzmann and Dr. Geffner also provided that in the event of a change in control of the Company within the post-termination consulting period, any then-outstanding and unvested equity incentive awards would immediately vest in full upon such change in control. The benefits described above are in consideration for, and contingent upon, among other things, the executive’s agreement to a standard release of claims in favor of the Company, and, in the case of Dr. Salzmann and Dr. Geffner, their continued services during a transition period.

For detailed descriptions of the post-employment compensation arrangements with our NEOs, including the amounts received by Dr. Salzmann, Ms. Barnett and Dr. Geffner, as well as an estimate of the potential payments and benefits payable under these arrangements, see “Executive Employment Arrangements,” “Potential Payments upon Termination or Change in Control,” and “Summary of Estimated Amounts Payable upon a Termination or Change in Control” below.

Other Policies and Considerations

Compensation Recovery (“Clawback”) Policy

We have adopted a compensation recovery (“clawback”) policy to comply with Exchange Act Rule 10D-1 and the applicable Nasdaq listing standards (the “Clawback Policy”). The Clawback Policy provides that, subject to limited exemptions, if the Company is required to restate its financial results due to material noncompliance with financial reporting requirements under relevant securities laws, we must reasonably promptly seek recovery of any cash-based or equity-based incentive compensation (including vested and unvested equity) paid or awarded to any current or former executive officer, to the extent that the compensation (i) was based on a financial reporting measure and (ii) exceeded what would have been paid to the executive officer under the restatement.

In addition, as a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse the Company for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002.

Compensation Risk Assessment

The Compensation Committee is responsible for reviewing the risks arising from our compensation policies and practices applicable to our executive officers and employees generally and evaluates the policies and practices that could mitigate any such risk. The Compensation Committee does not believe that our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Report

The following Compensation Committee Report is not considered proxy solicitation material and is not deemed filed with the SEC. Notwithstanding anything to the contrary set forth in any of our filings made under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate our filings under those statutes, the Compensation Committee Report shall not be incorporated by reference into any of our prior filings or into any of our future filings under those statutes.

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors, and the Board of Directors approved, that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2026.

By the Compensation Committee of the Board of Directors of Immunovant, Inc.

Andrew Fromkin, Chair
Dr. Frank Torti
Douglas Hughes
Robert Susman

FY2026 Summary Compensation Table

The following table shows information regarding the compensation earned by or paid to our NEOs during the fiscal year ended March 31, 2026 and, to the extent required under applicable SEC disclosure rules, fiscal years ended 2025 and 2024. The compensation reported for Dr. Venker excludes amounts earned in connection with services provided to Roivant.

Name and Principal Position (1)	Fiscal Year	Salary	Bonus(2)	Stock Awards(3)		Option Awards(3)		All Other Compensation(4)	Total
Eric Venker Chief Executive Officer	2026	$636,618	$503,345	$—		$19,010,639	(5)	$8,165	$20,158,767

Tiago Girão Chief Financial Officer	2026	455,493	224,396	3,631,717		3,293,508		11,323	7,616,437

Melanie Gloria Chief Operating Officer	2026	495,000	245,025	1,157,951	(6)	1,150,095		19,041	3,067,112
	2025	180,375	79,465	2,804,978		2,500,844		8,174	5,573,836

Jay Stout Chief Technology Officer	2026	495,000	245,025	1,157,951	(6)	1,150,095		17,650	3,065,721
	2025	481,000	216,450	1,692,223		1,554,789		34,891	3,979,353
	2024	416,875	241,932	1,547,000		1,809,390		24,683	4,039,880

Christopher Van Tuyl Chief Legal Officer and Corporate Secretary	2026	495,000	245,025	771,962		766,726		17,064	2,295,777
	2025	140,292	62,860	3,038,084		2,699,742		7,361	5,948,339

Peter Salzmann Former Chief Executive Officer	2026	39,614	—	8,287,949		6,269,395		737,642	15,334,600
	2025	724,500	470,925	4,941,237		4,539,890		55,575	10,732,127
	2024	700,000	609,000	3,584,330		3,619,675		39,425	8,552,430

Eva Renee Barnett Former Chief Financial Officer	2026	26,250	—	1,350,946		1,462,825		387,431	3,227,452
	2025	481,000	216,450	1,692,223		1,554,789		26,272	3,970,734
	2024	465,000	269,700	1,288,661		1,301,372		14,236	3,338,969

Michael Geffner Former Chief Medical Officer	2026	345,521	—	2,564,119	(6)	2,145,870		198,579	5,254,089
	2025	518,000	233,100	1,692,223		1,554,789		52,915	4,051,027

(1)     Dr. Salzmann retired from his position as our Chief Executive Officer on April 20, 2025. Ms. Barnett ceased serving as our Chief Financial Officer effective April 20, 2025. Dr. Venker and Mr. Girão, our Chief Executive Officer and Chief Financial Officer, respectively, commenced in such roles on April 21, 2025. All amounts included for Dr. Venker and Mr. Girão were earned from that date to the end of the fiscal year ended March 31, 2026 and compensation information is not presented for fiscal 2025 and 2024 as they were not NEOs. Dr. Geffner ceased serving as our Chief Medical Officer effective November 21, 2025. Dr. Geffner, Ms. Gloria and Mr. Van Tuyl were not NEOs in fiscal 2024 and therefore no compensation information is presented.

(2) Amounts for the fiscal year ended March 31, 2026 represent payments earned by our NEOs based upon the achievement of certain company performance objectives for fiscal 2026. Please see the description of the annual bonus program under “Performance-Based Bonus” above. While bonuses are dependent upon achievement of specific corporate performance objectives communicated to executive officers at the beginning of the fiscal year, whether or not a bonus is paid for any year is solely within the discretion of the Compensation Committee. While the Compensation Committee has established performance objectives, the Compensation Committee exercises broad discretion in determining the amount of cash bonuses. Accordingly, we do not consider these bonuses to be “Non-Equity Incentive Plan Compensation” within the meaning of applicable SEC rules.

(3) Amounts reported represent the aggregate grant date fair value of RSUs, PSUs, stock options, and CVARs, as applicable, granted to the executive officers during the fiscal years ended March 31, 2026, 2025 and 2024 under the 2019 Plan, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), excluding the effect of estimated forfeitures. The assumptions used in calculating the grant date fair value of the RSUs, PSUs, stock options and CVARs reported in this column are set forth in Note 2 - Summary of Significant Accounting Policies and Note 8 – Stock-Based Compensation to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2026. The grant date fair values noted for Dr. Salzmann’s, Ms. Barnett’s and Dr. Geffner’s FY2026 awards also reflect the modifications made in connection with their separations from the Company, as described in more detail under “Fiscal 2026 Grant of Plan-Based Awards.” The amounts reported in these columns reflect the aggregate accounting cost for these equity awards and do not reflect the actual economic value that may be realized by the NEO.

(4) The amounts shown in this column for the fiscal year ended March 31, 2026 consist of: (i) in the case of Dr. Venker, $2,597 for fees earned as a director of the Company from April 1, 2025 to April 18, 2025; (ii) Company-paid life insurance premiums of $138 for Dr. Venker, $523 for Mr. Girão, $570 for Ms. Gloria, $857 for Dr. Stout, $570 for Mr. Van Tuyl, $99 for Dr. Salzmann, $74 for Ms. Barnett, and $457 for Dr. Geffner; (iii) Company matching contributions with respect to our 401(k) plan of $5,430 for Dr. Venker, $10,800 for Mr. Girão, $18,471 for Ms. Gloria, $16,793 for Dr. Stout, $16,494 for Mr. Van Tuyl, $5,066 for Dr. Salzmann, $585 for Ms. Barnett, and $6,615 for Dr. Geffner; (iv) severance payments made under separation agreements of $684,750 for Dr. Salzmann, $371,250 for Ms. Barnett, and $178,333 for Dr. Geffner; and (v) reimbursement made under separation agreements of premiums paid for continuation of health insurance coverage under COBRA of $47,727 for Dr. Salzmann, $15,522 for Ms. Barnett, and $13,174 for Dr. Geffner.

(5) The amount reported for the CVARs was calculated based on the probable outcome of the performance conditions as of the grant date, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC Topic 718, excluding the effect of estimated forfeitures. Under ASC Topic 718, the vesting condition related to the CVARs is considered a market condition and not a performance condition. Accordingly, there is no grant date fair value below or in excess of the amount reflected in the table above for the CVARs that could be calculated and disclosed based on achievement of the underlying market condition.

(6) The amounts reported for PSUs subject to performance conditions were calculated based on the probable outcome of the performance conditions as of the grant date, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC Topic 718, excluding the effect of estimated forfeitures. As of the grant date, the performance criteria for these PSUs were deemed not probable of occurring, therefore no share-based compensation expense has been recorded related to these PSUs. Assuming that all of the vesting conditions to these PSUs were met, the value of these PSUs as of the grant date would have been $4,857,600 for Ms. Gloria, $2,125,200 for Dr. Stout and $4,857,600 for Dr. Geffner.

FY2026 Grant of Plan-Based Awards

The following table sets forth certain information regarding grants of plan-based awards made to our NEOs during the year ended March 31, 2026:

Name	Award type	Grant date	Estimated future payouts under equity incentive plan awards	Estimated future payouts under equity incentive plan awards		All other stock awards: Number of shares of stock or units (#)(1)	All other option awards: Number of securities underlying options (#)(2)	Exercise or base price of option awards ($/sh)(3)	Grant date fair value of stock and option awards ($)(4)
			Threshold (#)	Target (#)
Eric Venker	Options	7/28/2025	—	—		—	1,300,000	$16.76	$15,284,490
	Options	7/28/2025	—	—		—	189,900	16.76	2,232,711
	CVAR	7/28/2025	—	1,475,000	(5)	—	—	—	1,493,438

Tiago Girão	RSU	4/21/2025	—	—		31,708	—	—	318,348	(6)
	RSU	5/1/2025	—	—		208,388	—	—	3,313,369
	Options	5/1/2025	—	—		—	293,505	15.90	3,293,508

Melanie Gloria	RSU	4/1/2025	—	—		76,181	—	—	1,157,951
	Options	4/1/2025	—	—		—	107,297	15.20	1,150,095
	PSU	8/27/2025	160,000	320,000		—	—	—	—	(7)

Jay Stout	RSU	4/1/2025	—	—		76,181	—	—	1,157,951
	Options	4/1/2025	—	—		—	107,297	15.20	1,150,095
	PSU	8/27/2025	70,000	140,000		—	—	—	—	(7)

Christopher Van Tuyl	RSU	4/1/2025	—	—		50,787	—	—	771,962
	Options	4/1/2025	—	—		—	71,531	15.20	766,726

Peter Salzmann	RSU	4/1/2025	—	—		265,820	—	—	4,040,464
	Options	4/1/2025	—	—		—	374,395	15.20	4,013,065
	RSU	4/20/2025	—	—		280,362	—	—	4,247,485	(8)
	Options	4/20/2025	—	—		—	392,559	—	2,256,330	(8)

Eva Renee Barnett	RSU	4/1/2025	—	—		88,878	—	—	1,350,946
	Options	4/1/2025	—	—		—	125,180	15.20	1,341,779
	Options	4/20/2025	—	—		—	478,563	—	121,046	(8)

Michael Geffner	RSU	4/1/2025	—	—		101,574	—	—	1,543,925
	Options	4/1/2025	—	—		—	143,063	15.20	1,533,464
	PSU	8/27/2025	160,000	320,000		—	—	—	—	(7)
	RSU	11/21/2025	—	—		44,765	—	—	1,020,194	(8)
	Options	11/21/2025	—	—		—	192,001	—	612,406	(8)

(1) All RSUs granted to our NEOs are subject to a four-year vesting period, with 25% of the RSUs vesting on the first anniversary of the date of grant (except with respect to Mr. Girão’s new hire RSUs, which vest 25% on the first anniversary measured from April 21, 2025) and the balance vesting in a series of 12 successive equal quarterly installments thereafter, subject to the executive officer’s continuous service as of each such vesting date.

(2) Except with respect to Dr. Venker and Mr. Girão’s new hire option awards, options granted to our NEOs in FY2026 are subject to a four-year vesting period, with 25% vesting on the first anniversary of the date of grant and the balance vesting in a series of 36 successive equal monthly installments thereafter, subject to the executive officer’s continuous service as of each such vesting date. In the case of Dr. Venker and Mr. Girão, their sign-on option awards vest over a four-year period, with 25% of the shares subject to the option vesting on the first anniversary measured from April 21, 2025 and the balance vesting in a series of 12 successive equal quarterly installments thereafter, subject to the executive officer’s continuous service as of each such vesting date.

(3) The exercise price of option awards is equal to the closing price of our common stock on the grant date, as reported on Nasdaq.

(4) The grant date fair value of each equity award is computed in accordance with ASC Topic 718, as further described in the footnote to the Fiscal 2026 Summary Compensation Table above. The amounts reported in this column reflect the accounting cost for these awards and do not correspond to the actual economic value that may be received by each NEO upon the vesting, exercise or settlement of the awards.

(5) These CVARs will vest on the first date that each of (i) the Service Requirement, (ii) the Performance Requirement, and (iii) the Knock-in Requirement have been satisfied. The “Service Requirement” is satisfied as follows: (i) 25% of the CVARs vested on April 1, 2026; and (ii) the remaining 75% vests in twelve (12) equal quarterly installments thereafter, provided that Dr. Venker is employed by the Company or an affiliate on each such vesting date. The “Performance Requirement” is tied to the achievement of a specified clinical development activity at the Company. The “Knock-in Requirement” requires that the price of the Company’s common stock at each applicable vesting date must be equal to or greater than $16.76 per share. Upon satisfaction of the vesting conditions (such portion of the CVARs, the “Vested CVARs”), Dr. Venker will be entitled to receive a payment equal to the product of (i) the number of Vested CVARs multiplied by (ii) the excess (if any) of (A) the fair market value of the Company’s common stock (capped at $16.76 per share) as of the relevant date of determination over (B) the applicable hurdle price of $14.46 (the “CVAR Amount”). The CVARs will then settle into a number of shares of common stock of the Company determined by dividing (i) the CVAR Amount by (ii) the fair market value of the Company’s common stock as of such date. Following the vesting of any portion of the CVARs, 87.25% of the shares of common stock issued to Dr. Venker will be subject to a two-year holding period during which Dr. Venker cannot sell or otherwise transfer such shares (subject to limited exceptions, including for the satisfaction of tax withholding obligations).

(6) On April 18, 2025, the Board appointed Mr. Girão as Chief Financial Officer of the Company, effective as of April 21, 2025. On April 21, 2025, RSL granted Mr. Girão 31,708 RSL RSUs under RSL’s 2021 Equity Incentive Plan (the “RSL 2021 EIP”) as compensation for his services to an RSL subsidiary other than the Company during that subsidiary’s fiscal year ended March 31, 2025. Twenty-five percent (25%) of the RSUs vest on the first anniversary of the vesting commencement date of April 20, 2025 and the balance of the RSUs vest in a series of twelve (12) successive equal quarterly installments measured from the first anniversary of the vesting commencement date, subject to his continuous service to RSL, or a subsidiary or affiliate of RSL (including the Company), through the applicable vesting date. In the event Mr. Girão’s continuous service is involuntarily terminated for any reason other than for “cause” within 12 months following the consummation of a “change in control,” the RSL RSUs will become fully vested.

(7) These PSUs vest as to one-half of the shares upon the achievement of each of two development milestones on or before March 31, 2026 and March 31, 2029, respectively, subject to the holder’s continued service to the Company through each applicable vesting date. The amounts reported for any awards subject to performance conditions were calculated based on the probable outcome of the performance conditions as of the grant date, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC Topic 718, excluding the effect of estimated forfeitures. As of the grant date, the performance criteria for these PSUs were deemed not probable of occurring, therefore no share-based compensation expense has been recorded related to these PSUs.
(8) Amounts represent the number of shares impacted and the incremental fair value of certain options and/or RSUs previously granted to Dr. Salzmann, Ms. Barnett and Dr. Geffner that were modified in connection with their separations from the Company and do not reflect a new grant or actual realized compensation. In the case of Dr. Salzmann and Dr. Geffner, the awards were deemed modified under ASC Topic 718 as a result of the continued vesting during the period of their transition and/or consulting services and in the case of Dr. Geffner, to also extend his post-termination exercise period. In the case of Ms. Barnett, her option awards were deemed modified under ASC Topic 718 due to the extension of her post-termination exercise period. The grant date shown is the modification date of these awards. The grant date fair value shown is the incremental fair value of these awards as of the modification date in accordance with ASC Topic 718.

Outstanding Equity Awards at Fiscal Year End (March 31, 2026)

The following table shows certain information regarding outstanding equity awards held by each of our NEOs as of March 31, 2026.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
Eric Venker	7/28/2025	—	1,489,900(2)	—	$16.76	7/28/2035	—	$—	—	$—
	7/28/2025	—	—	1,475,000(3)	14.46	4/1/2030	—	—	—	—

Tiago Girão	4/21/2025	—	—	—	—	—	31,708(4)	878,312(5)	—	—
	5/1/2025	—	293,505(2)	—	15.90	5/1/2035	208,388(4)	5,176,358	—	—

Melanie Gloria	11/18/2024	42,952	94,494(6)	—	25.51	11/18/2034	75,595(4)	1,877,780	—	—
	4/1/2025	—	107,297(7)	—	15.20	4/1/2035	76,181(4)	1,892,336	—	—
	8/27/2025	—	—	—	—	—	—	—	160,000(8)	3,974,400

Jay Stout	4/17/2023	103,125	46,875(6)	—	15.47	4/17/2033	31,250(4)	776,250	—	—
	4/2/2024	32,929	35,794(7)	—	30.78	4/2/2034	30,926(4)	768,202	—	—
	4/1/2025	—	107,297(7)	—	15.20	4/1/2035	76,181(4)	1,892,336	—	—
	8/27/2025	—	—	—	—	—	—	—	70,000(8)	1,738,800

Christopher Van Tuyl	12/16/2024	42,952	94,494(6)	—	27.63	12/16/2034	75,595(4)	1,877,780	—	—
	4/1/2025	—	71,531(7)	—	15.20	4/1/2035	50,787(4)	1,261,549	—	—

Peter Salzmann	8/17/2022	14,137	70,687(7),(9)	—	4.99	7/20/2026	56,408(4),(9)	1,401,175	—	—
	4/12/2023	6,596	85,742(7),(9)	—	14.70	7/20/2026	76,198(4),(9)	1,892,758	—	—
	4/2/2024	96,152	104,515(7),(9)	—	30.78	7/20/2026	90,301(4),(9)	2,243,077	—	—
	4/1/2025	—	374,395(7),(9)	—	15.20	7/20/2026	265,820(4),(9)	6,602,969	—	—

Michael Geffner	1/17/2023	9,375	37,500(6),(9)	—	18.06	1/30/2027	25,000(4),(9)	621,000	—	—
	4/2/2024	32,929	35,794(7),(9)	—	30.78	1/30/2027	30,926(4),(9)	768,202	—	—
	4/1/2025	—	143,063(7),(9)	—	15.20	1/30/2027	101,574(4),(9)	2,523,098	—	—
	8/27/2025	—	—	—	—	—	—	—	160,000(8),(9)	3,974,400

(1) Except as noted in footnote 5, market value is calculated based on the closing price of our common stock on March 31, 2026, which was $24.84 per share, as reported on Nasdaq.

(2) 25% of the shares underlying the stock options from this grant vest on the first anniversary measured from April 21, 2025, and the remainder vests in 12 successive equal quarterly installments thereafter, subject to the executive officer’s continuous service as of each such vesting date.

(3) These CVARs will vest on the first date that each of (i) the Service Requirement, (ii) the Performance Requirement, and (iii) the Knock-in Requirement have been satisfied. The “Service Requirement” is satisfied as follows: (i) 25% of the CVARs vested on April 1, 2026; and (ii) the remaining 75% vests in twelve (12) equal quarterly installments thereafter, provided that Dr. Venker is employed by the Company or an affiliate on each such vesting date. The “Performance Requirement” is tied to the achievement of a specified clinical development activity at the Company. The “Knock-in Requirement” requires that the price of the Company’s common stock at each applicable vesting date must be equal to or greater than $16.76 per share. Upon satisfaction of the vesting conditions (such portion of the CVARs, the “Vested CVARs”), Dr. Venker will be entitled to receive a payment equal to the product of (i) the number of Vested CVARs multiplied by (ii) the excess (if any) of (A) the fair market value of the Company’s common stock (capped at $16.76 per share) as of the relevant date of determination over (B) the applicable hurdle price of $14.46 (the “CVAR Amount”). The CVARs will then settle into a number of shares of common stock of the Company determined by dividing (i) the CVAR Amount by (ii) the fair market value of the Company’s common stock as of such date. Following the vesting of any portion of the CVARs, 87.25% of the shares of common stock issued to Dr. Venker will be subject to a two-year holding period during which Dr. Venker cannot sell or otherwise transfer such shares (subject to limited exceptions, including for the satisfaction of tax withholding obligations).

(4) 25% of the shares underlying the RSUs from this grant vest on the first anniversary of the grant date (except with respect to Mr. Girão’s new hire RSUs, which vest 25% on the first anniversary measured from April 21, 2025) and the balance vests in 12 equal quarterly installments thereafter, subject to the executive officer’s continuous service as of each such vesting date.

(5) Market value is calculated based on the closing price of RSL common stock on March 31, 2026, which was $27.70 per share, as reported on Nasdaq.

(6) 25% of the shares underlying the stock options from this grant vest on the first anniversary of the grant date, and the remainder vests in 12 equal quarterly installments thereafter, subject to the executive officer’s continuous service as of each such vesting date.

(7) 25% of the shares underlying the stock options from this grant vest on the first anniversary of the grant date, and the remainder vests in 36 equal monthly installments thereafter, subject to the executive officer’s continuous service as of each such vesting date.

(8) Reflects a grant of PSUs outstanding under the 2019 Plan. The number of PSUs reported in this column is based on a potential achievement of the target level of performance under the PSUs, which would be the satisfaction of the achievement of a development milestone by March 31, 2029, subject to the holder’s continued service to the Company through such vesting date. For more information on the PSUs, see “Components of Executive Compensation.”

(9) A portion of these awards will continue to vest in accordance with the vesting schedule determined at the grant date through the end of Dr. Salzmann’s consulting period of April 20, 2026 and Dr. Geffner’s consulting period of April 30, 2026, pursuant to their respective separation and consulting agreements. Any remaining unvested awards after these dates will be forfeited under the provisions of the 2019 Plan.

FY2026 Option Exercises and Stock Vested

The following table sets forth the number of common shares acquired and the value realized upon exercises of stock options and vesting of RSUs during the fiscal year ended March 31, 2026 by each of our NEOs.

	Stock Options		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Eric Venker	—	$—	—	$—
Tiago Girão	—	—	—	—
Melanie Gloria	—	—	34,361	834,353
Jay Stout	—	—	49,052	912,509
Christopher Van Tuyl	—	—	34,361	903,282
Peter Salzmann	3,192,458	33,386,731	244,007	4,671,987
Eva Renee Barnett	461,383	5,101,208	28,161	436,424
Michael Geffner	103,125	568,151	49,052	912,509

(1) The value realized on exercise of option awards reflected in this column is calculated by taking the difference between the market price of the underlying securities at exercise and the exercise price of the options. The amounts reflected in this column do not reflect applicable taxes payable in connection with the exercise of the option awards and sale of the underlying common shares.

(2) The value realized upon the vesting and settlement of RSUs is based on the closing market price of the shares of our common stock on the date of settlement. The amounts reflected in this column do not reflect applicable taxes payable in connection with the settlement of the RSUs and sale of the underlying common shares.

Incentive and Equity Compensation Plans

For more information on our cash and equity incentive compensation programs and decisions regarding the grants of equity awards in the fiscal year ended March 31, 2026 for our executive officers, see “Components of Executive Compensation—Performance-Based Bonus” and “Components of Executive Compensation—Equity Incentive Awards.”

Pension Benefits

Our executive officers did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by us during the fiscal year ended March 31, 2026.

Nonqualified Deferred Compensation

Our executive officers did not participate in, or earn any benefits under, a nonqualified deferred compensation plan sponsored by us during the fiscal year ended March 31, 2026.

Executive Employment Arrangements

We have employment agreements with each of our continuing NEOs. The agreements generally provide for at-will employment and set forth the executive officers’ initial base salary, eligibility for employee benefits, and confirmation of the terms of previously issued equity grants. The agreements provide for certain severance and change in control-related payments and benefits, the terms of which are described below under “Potential Payments Upon Termination or Change in Control.” In addition, each of our executive officers has executed our standard employee non-disclosure, invention assignment and restrictive covenant agreement.

Eric Venker, M.D., Pharm.D.

In July 2025, we entered into an employment agreement with Dr. Venker, our Chief Executive Officer. The agreement provides for an initial annual base salary and target bonus percentage, which are described above and are subject to adjustment from time to time by the Board. Dr. Venker is eligible to participate in, subject to applicable eligibility requirements, our benefits plans and arrangements that may be made available to our executive officers from time to time.

Tiago Girão

In April 2025, we entered into an employment agreement with Mr. Girão, our Chief Financial Officer. The agreement provides for an initial annual base salary and target bonus percentage, which are described above and are subject to adjustment from time to time by the Board. Mr. Girão is eligible to participate in, subject to applicable eligibility requirements, our benefits plans and arrangements that may be made available to our executive officers from time to time.

Melanie Gloria

In November 2024, we entered into an employment agreement with Ms. Gloria, our Chief Operating Officer. The agreement provides for an initial annual base salary and target bonus percentage. Ms. Gloria’s base salary and target bonus for FY2026 are described above. Ms. Gloria is eligible to participate in, subject to applicable eligibility requirements, our benefits plans and arrangements that may be made available to our executive officers from time to time.

Jay Stout, Ph.D.

In April 2023, we entered into an employment agreement with Dr. Stout, our Chief Technology Officer. The agreement provides for an initial annual base salary and target bonus percentage. Dr. Stout’s base salary and target bonus for FY2026 are described above. Dr. Stout is eligible to participate in, subject to applicable eligibility requirements, our benefits plans and arrangements that may be made available to our executive officers from time to time.

Christopher Van Tuyl

In November 2024, we entered into an employment agreement with Mr. Van Tuyl, our Chief Legal Officer and Corporate Secretary. The agreement provides for an initial annual base salary and target bonus percentage. Mr. Van Tuyl’s base salary and target bonus for FY2026 are described above. Mr. Van Tuyl is eligible to participate in, subject to applicable eligibility requirements, our benefits plans and arrangements that may be made available to our executive officers from time to time.

Potential Payments upon Termination or Change in Control

We have post-employment compensation arrangements with each of our continuing NEOs. Under the employment agreements with our continuing executive officers, upon a termination without “cause” or resignation for “good reason” (each, as defined in the employment agreement), then, subject to executing and not revoking a general release of claims, the executive officer will be entitled to (1) an amount equal to nine months of annual base salary (twelve months in the case of Dr. Venker), and (2) reimbursement of premiums paid for continuation of health insurance coverage under COBRA for up to nine months following termination or resignation (twelve months in the case of Dr. Venker), with such aggregate amount payable in equal installments in accordance with customary payroll practices over the nine-month (or twelve-month, as the case may be) period following the date of the executive officer’s termination or resignation. In the case of Dr. Venker, he is entitled to an amount equal to his target annual performance bonus, payable in equal monthly installments over the twelve (12) months following the termination date.

In addition, the agreements provide that if we terminate the executive officer (other than Dr. Venker) without cause or the executive officer resigns for good reason within 12 months following a “change in control” (as defined in the 2019 Plan), then, subject to executing and not revoking a general release of all claims, the executive officer will be entitled to (1) an amount equal to the executive officer’s then-current annual base salary (without regard to any reduction that gave rise to good reason) and target annual performance bonus (calculated at 40% of the then-current base salary), (2) reimbursement of premiums paid for continuation of health insurance coverage under COBRA for up to 12 months following termination or resignation, with such aggregate amount payable in equal installments in accordance with customary payroll practices over the 12-month period following the date of the executive officer’s termination or resignation, and (3) acceleration of any time-based equity awards outstanding on the resignation or termination date. In the case of Dr. Venker, if a “change in control” (as defined in the 2019 Plan) occurs during the term of his employment with the Company, all then-outstanding and unvested option awards granted to Dr. Venker pursuant to his employment agreement immediately vest in full and become exercisable upon such change in control.

In April 2025, Dr. Salzmann retired from his roles as the Chief Executive Officer and as a member of our Board. We entered into a Separation Agreement and General Release (the “Salzmann Separation Agreement”) with Dr. Salzmann, pursuant to which he received, in accordance with the termination without cause provisions of his employment agreement with us, (1) an amount equal to 12 months of his then-current annual base salary payable in accordance with customary payroll practices in equal installments over the 12-month period ($747,000), and (2) reimbursement of premiums paid for continuation of health insurance coverage under COBRA for up to 12 months ($52,022), each measured from April 20, 2025, his separation date. In addition, Dr. Salzmann’s outstanding incentive equity awards continued to vest in accordance with their terms for 12 months following April 20, 2025, as consideration for transition services he provided to the Company during such period ($10,221,178, based on the stock price as of the applicable vesting date). The Salzmann Separation Agreement also provided that in the event of a change in control of the Company within the 12-month period following the separation date, any then-outstanding and unvested incentive equity awards would immediately vest in full upon such change in control ($18,021,707, estimated value based on the Company’s stock price as of March 31, 2026 and the outstanding equity awards held by Dr. Salzmann as of such date). The benefits described above were in consideration for, and contingent upon, among other things, Dr. Salzmann’s agreement to a standard release of claims in favor of the Company and agreement to provide transition services.

In April 2025, Ms. Barnett ceased serving as the Chief Financial Officer. We entered into a Separation Agreement and General Release with Ms. Barnett, containing a standard release of claims pursuant to which she received, as provided under her employment agreement with us for a termination without cause, (1) an amount equal to nine months of her then-current annual base salary payable in accordance with customary payroll practices in equal installments over the nine-month period ($371,250), and (2) reimbursement of premiums paid for continuation of health insurance coverage under COBRA for up to nine months ($15,522), each measured from April 20, 2025, her separation date. In addition, Ms. Barnett’s period of time during which to exercise any vested, outstanding and unexercised stock options was extended for nine months following April 20, 2025.

In November 2025, Dr. Geffner ceased serving as the Company’s Chief Medical Officer. We entered into a Separation Agreement and General Release (the “Geffner Separation Agreement”) with Dr. Geffner, pursuant to which he is entitled to receive, in accordance with the terms of his employment agreement with us for a termination without cause, (1) an amount equal to nine months of his then-current annual base salary payable in accordance with customary payroll practices in equal installments over the nine-month period ($401,250), and (2) reimbursement of premiums paid for continuation of health insurance coverage under COBRA for up to nine months ($29,641), each measured from November 21, 2025, his separation date. In addition, Dr. Geffner’s outstanding incentive equity awards continued to vest in accordance with their terms during the period commencing on the separation date and through April 30, 2026, as consideration for consulting services he provided to the Company during such period ($1,694,303, based on the stock price as of the applicable vesting date). The Geffner Separation Agreement also provided that in the event of a change in control of the Company within the consulting period following the separation date, any then-outstanding and unvested incentive equity awards that would have vested on or before April 30, 2026 would immediately vest in full upon such change in control ($1,364,120, estimated value based on the Company’s stock price as of March 31, 2026 and the outstanding equity awards held by Dr. Geffner as of such date). The benefits described above were in consideration for, and contingent upon, among other things, Dr. Geffner’s agreement to a standard release of claims in favor of the Company and agreement to provide consulting services.

Summary of Estimated Amounts Payable upon a Termination or Change in Control

The following table summarizes the potential benefits the continuing NEOs would receive under the circumstances described below assuming their employment had been terminated on March 31, 2026:

Name	Termination without Cause or Resignation for Good Reason	Termination without Cause or Resignation for Good Reason within Twelve Months Following Change in Control	Change in Control
Eric Venker
Cash severance payment	$672,000	$672,000	$—
Target bonus payment	485,520	485,520	—
Option awards with accelerated vesting(1)	—	—	12,038,392
CVAR awards with accelerated vesting(1)	—	3,392,500	—
Continuation of health insurance coverage	—	—	—
Total	$1,157,520	$4,550,020	$12,038,392

Tiago Girão
Cash severance payment	$360,750	$481,000	$—
Target bonus payment	—	216,450	—
RSU awards with accelerated vesting(1)	—	6,054,670	—
Option awards with accelerated vesting(1)	—	2,623,935	—
Continuation of health insurance coverage	28,378	37,837	—
Total	$389,128	$9,413,892	$—

Melanie Gloria
Cash severance payment	$371,250	$495,000	$—
Target bonus payment	—	198,000	—
RSU awards with accelerated vesting(1)	—	3,770,116	—
Option awards with accelerated vesting(1)	—	1,034,343	—
Continuation of health insurance coverage	17,802	23,736	—
Total	$389,052	$5,521,195	$—

Jay Stout
Cash severance payment	$371,250	$495,000	$—
Target bonus payment	—	198,000	—
RSU awards with accelerated vesting(1)	—	3,436,788	—
Option awards with accelerated vesting(1)	—	1,473,562	—
Continuation of health insurance coverage	16,560	22,080	—
Total	$387,810	$5,625,430	$—

Christopher Van Tuyl
Cash severance payment	$371,250	$495,000	$—
Target bonus payment	—	198,000	—
RSU awards with accelerated vesting(1)	—	3,139,329	—
Option awards with accelerated vesting(1)	—	689,559	—
Continuation of health insurance coverage	19,662	26,216	—
Total	$390,912	$4,548,104	$—

(1) The value of the acceleration of equity awards is calculated based on the closing price of our common stock on March 31, 2026, which was $24.84 per share, as reported on Nasdaq. The value of the RSU awards with accelerated vesting is calculated based on that closing market price for unvested RSUs on March 31, 2026. The value of the option awards with accelerated vesting is calculated as the amount by which that closing market price exceeds the exercise price for unvested stock options on March 31, 2026. The value of the CVAR awards with accelerated vesting is calculated as the product of (i) the number of CVARs with accelerated vesting multiplied by (ii) the excess of (A) the fair market value of the Company’s common stock (capped at $16.76 per share) on March 31, 2026 over (B) the applicable hurdle price of $14.46.

CEO Pay Ratio

Pursuant to Item 402(u) of Regulation S-K, we are required to calculate and disclose the median of the actual total compensation of all our employees (except for our Chief Executive Officer), the annual total compensation of our Chief Executive Officer, and the ratio of the median of the annual total compensation of all our employees as compared to the annual total compensation of our Chief Executive Officer (the “CEO Pay Ratio”).

We identified the median employee using our employee population (excluding our Chief Executive Officer) as of March 31, 2026. For purposes of identifying the median employee for FY2026, we selected a “consistently applied compensation measure” that closely approximates the annual actual total direct compensation of our employees. Specifically, when we identified the median employee for FY2026, we aggregated, for each employee as of March 31, 2026: (1) annual base salary or wages; (2) the actual annual cash incentive paid for FY2026; and (3) the grant date fair value of equity awards granted in FY2026. In identifying the median employee, we converted compensation amounts paid in foreign currencies based on the applicable foreign exchange rates as of March 31, 2026 and annualized the compensation amounts of individuals who joined our Company during FY2026. We did not exclude any non-U.S. employees and did not make any cost-of-living adjustments.

After determining our median employee, we calculated the median employee’s annual total compensation in accordance with the requirements of the Summary Compensation Table under Item 402(c)(2) of Regulation S-K. The actual total compensation of our median employee in FY2026 was $303,366. The annual total compensation for our Chief Executive Officer for FY2026 was $20,224,962. This differs from the amounts reported in the FY2026 Summary Compensation Table due to the annualization of Dr. Venker’s compensation to reflect the commencement of his employment on April 21, 2025. To annualize Dr. Venker’s compensation, we adjusted his base salary and annual bonus to reflect his start date. We did not adjust Dr. Venker’s FY2026 equity incentive awards since those equity awards were not pro-rated to reflect his April 2025 employment commencement date. Therefore, our CEO Pay Ratio for FY2026 is approximately 67 to 1.

This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with the SEC rules, based on our internal records and the methodology described above. This information should not be used as a basis for comparison among different companies, even companies within the same industry, because the SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither the Compensation Committee nor management of the Company uses the CEO Pay Ratio measure in making compensation decisions.

Pay Versus Performance

We are required by SEC rules to disclose the following information regarding compensation paid to our Principal Executive Officer (the “PEO”) and our other named executive officers (collectively, the “Non-PEO executive officers”). The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO executive officers” have been calculated in a manner prescribed by the SEC rules and do not necessarily align with how we or the Compensation Committee views the link between our performance and pay of our executive officers. The footnotes below set forth the adjustments from the total compensation for each of our executive officers reported in the FY2026 Summary Compensation Table above.

The following table sets forth additional compensation information of our PEO and Non-PEO executive officers, along with total shareholder return (“TSR”), share price and net loss results:

					Average Summary Compensation	Average Compensation	Value of Initial Fixed $100 Investment Based on:
Fiscal Year(1)	Summary Compensation Table Total for First PEO(2)	Compensation Actually Paid to First PEO(3)	Summary Compensation Table Total for Second PEO(2)	Compensation Actually Paid to Second PEO(3)	Table Total for Non-PEO executive officers(4)	Actually Paid to Non-PEO executive officers(3)	IMVT TSR(5)	Peer Group TSR(6)	Net Loss (in 000s)(7)	Share Price ($)(8)
2026	$15,334,600	$12,207,863	$20,158,767	$30,282,235	$4,087,765	$4,819,098	$155	$129	$(505,606)	$24.84
2025	10,732,127	(9,321,640)	—	—	4,885,984	847,620	107	93	(413,840)	17.09
2024	8,552,430	42,519,891	—	—	3,873,796	11,569,336	201	96	(259,336)	32.31
2023	5,819,818	28,186,331	—	—	1,994,501	9,250,459	97	89	(210,960)	15.51
2022	5,868,341	(12,304,083)	—	—	5,625,220	3,611,984	34	89	(156,730)	5.51

(1) Peter Salzmann, our former Chief Executive Officer, was our PEO for the entirety of fiscal years 2022 - 2025 and in fiscal 2026 up to April 20, 2025 and is identified as First PEO in the table and elsewhere in this section of the proxy statement. Eric Venker, our Chief Executive Officer, is our PEO effective April 21, 2025 and is identified as Second PEO in the table and elsewhere in this section of the proxy statement. The Non-PEO executive officers for fiscal 2026 were Tiago Girão, Melanie Gloria, Jay Stout, Christopher Van Tuyl, Eva Renee Barnett and Michael Geffner. The Non-PEO executive officers for fiscal 2025 were Eva Renee Barnett, Michael Geffner, Melanie Gloria and Christopher Van Tuyl. The Non-PEO executive officers for fiscal 2024 were Julia G. Butchko and Jay S. Stout. The Non-PEO executive officers for fiscal 2023 and 2022 were William L. Macias and Eva Renee Barnett.

(2) The dollar amounts reported herein represent the amount of total compensation reported for each covered fiscal year in the “Total” column of the Summary Compensation Table for each applicable year.

(3) The dollar amounts reported below represent the amount of “compensation actually paid” to our PEO and Non-PEO executive officers (as an average) as computed in accordance with Item 402(v) of Regulation S-K, for each covered fiscal year. The dollar amounts do not reflect the actual amount of compensation earned or received by or paid to the PEOs and Non-PEO executive officers during the applicable fiscal year. For purposes of the equity award adjustments shown below, no dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date were not otherwise included in the total compensation for the covered fiscal year. In calculating the “compensation actually paid” amounts reflected in these columns, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations was computed in accordance with ASC Topic 718. The valuation assumptions used to calculate such fair values did not materially differ from those disclosed at the time of grant and any incremental fair value associated with modified awards are reflected in the valuation assumptions at each vesting date and at the end of the covered year for outstanding modified awards. The following table details the applicable adjustments that were made to determine “compensation actually paid” for the fiscal year ended March 31, 2026 (all amounts are averages for Non-PEO executive officers):

	First PEO	Second PEO	Non-PEO executive officer Average
Summary Compensation Table Total	$15,334,600	$20,158,767	$4,087,765
- Grant date fair value of awards granted during the covered fiscal year	(14,557,344)	(19,010,639)	(3,433,961)
+ Fair value as of the end of the covered fiscal year of all awards granted during the covered fiscal year that are outstanding and unvested at the end of the covered year	10,289,451	29,134,107	4,275,728
+/- Change in fair value as of the end of the covered fiscal year (from the end of the prior fiscal year) of any awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year	1,097,926	—	539,835
+ Fair value as of the vesting date of any awards that are granted and vest in the same fiscal year	—	—	—
+/- Change in fair value as of the vesting date (from the end of the prior fiscal year) of any awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year	43,230	—	198,428
+/- Fair value at the start of the fiscal year of awards that failed to meet vesting conditions	—	—	(848,697)
Compensation Actually Paid	$12,207,863	$30,282,235	$4,819,098

(4) The dollar amounts reported herein represent the average of the amounts of total compensation reported for our Non-PEO executive officers as a group for each covered fiscal year in the “Total” column of the Summary Compensation Table for each applicable year.

(5) Cumulative TSR assumes $100 was invested on March 31, 2021 and is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our stock price at the end and the beginning of the measurement period (March 31, 2021) by our stock price at the beginning of the measurement period. At March 31, 2026, 2025, 2024, 2023, 2022 and 2021, the per share closing prices for our common stock were $24.84, $17.09, $32.31, $15.51, $5.51 and $16.04, respectively. No dividends were paid on stock or option awards for all periods presented.

(6) Peer Group TSR represents the weighted cumulative total return on $100 invested on March 31, 2021 through the last trading day of the applicable fiscal year reported in the table, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the Nasdaq Biotechnology Index for all fiscal years disclosed, which aligns with the peer group used for the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report on Form 10-K for the year ended March 31, 2026.

(7) Net loss is reflected as reported in our audited consolidated financial statements for the applicable fiscal year.

(8) Reflects the per share closing price for our common shares on March 31, 2026. As noted below, stock price was used as a performance measure for the CVAR awards granted to our Second PEO during fiscal 2026.

Pay Versus Performance Comparative Disclosure

As required by Item 402(v) of Regulation S-K, we are providing the following graphs to illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above. As noted above, “compensation actually paid” for purposes of the tabular disclosure and the following graphs were calculated in accordance with SEC rules and do not fully represent the actual final amount of compensation earned by or actually paid to our NEOs during the applicable years.

Compensation Actually Paid and Net Loss

The chart below shows the relationship between the compensation actually paid to the PEOs and the average compensation actually paid to our other NEOs, and our net loss over the five most recently completed fiscal years.

Compensation Actually Paid, Company TSR and Peer Group TSR

The chart below shows the relationship between the compensation actually paid to the PEOs and the average compensation actually paid to our other NEOs, and our cumulative TSR (total shareholder return, based on an initial investment of $100 on March 31, 2021) and the Peer Group TSR over the five most recently completed fiscal years.

Compensation Actually Paid and Share Price

The chart below sets forth the relationship between Compensation Actually Paid to the PEOs, the average of Compensation Actually Paid to our other NEOs and the closing price of our common shares as reported by Nasdaq as of the last business day of each of the five most recently completed fiscal years.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of our company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Performance Measures Used to Link Company Performance and Compensation Actually Paid to the NEOs

Similar to many companies in the biotechnology industry, we are a clinical-stage company without revenue. Therefore, as described in more detail in “Compensation Discussion and Analysis,” our performance-based incentive compensation is generally tied to the Company’s strategic and operational goals. For Fiscal 2026, we did not use any financial performance measure to link “Compensation Actually Paid to PEO” or “Average Compensation Actually Paid to Non-PEO executive officers” to the Company’s performance, other than the Company’s share price, which was used as a performance vesting condition for the CVAR awards granted to the Second PEO during Fiscal 2026. Specifically, a certain share price hurdle is used as performance vesting conditions for these CVAR awards.

Performance Measure
Share Price

Timing of Grants of Certain Equity Awards

The Compensation Committee and senior management monitor the Company’s equity grant practices to evaluate whether such policies comply with governing regulations and are consistent with good corporate practices. When making regular annual equity grants, the Compensation Committee’s practice is to approve them at its meeting in the first quarter of each year as part of the annual compensation review and after results for the preceding fiscal year become available. In addition, the Compensation Committee may make grants at any time during the year it deems appropriate, including with respect to new hires or transitions. The Company does not schedule its equity grants in anticipation of the release of material non-public information (“MNPI”) nor does the Company time the release of MNPI based on equity grant dates.

The following table presents information regarding stock options and similar awards issued to our NEOs during FY2026 during any period beginning four business days before the filing or furnishing of a periodic report or current report disclosing MNPI and ending one business day after the filing or furnishing of such report with the SEC.

Name	Grant Date (1)	Number of securities underlying the award	Exercise price of the award ($/share)	Grant date fair value of award	Percent change in the closing market price of the securities underlying the award between the trading day ending immediately prior to the disclosure of material non-public information and the trading day beginning immediately following the disclosure of material non-public information
Eric Venker	7/28/2025	1,300,000 option shares	$16.76	$15,284,490	(0.7)%
Eric Venker	7/28/2025	189,900 option shares	$16.76	2,232,711	(0.7)%
Eric Venker	7/28/2025	1,475,000 CVARs	$14.46 (2)	1,493,438	(0.7)%
___________________________________________________________________________________________________
(1) On July 28, 2025, the Compensation Committee and Board approved equity awards to Dr. Eric Venker in connection with his appointment as Chief Executive Officer and the execution of his employment agreement. The awards were granted on July 28, 2025 and were disclosed in the Company’s Current Report on Form 8-K filed on July 29, 2025 under Item 5.02. The exercise price of the Option Awards is equal to the fair market value of the Company’s common stock on the Grant Date. The Company did not time the grant of these awards in relation to the disclosure of MNPI for the purpose of affecting the value of executive compensation.

(2) Represents the hurdle price established for the CVARs.

EQUITY COMPENSATION PLANS AT MARCH 31, 2026

The following table shows certain information with respect to all of our equity compensation plans in effect as of March 31, 2026.

Plan Category	Number of securities to be issued upon exercise of outstanding stock options, warrants and rights (a)(1)	Weighted- average exercise price of outstanding stock options, warrants and rights (b)(2)	Number of securities to be issued upon settlement of outstanding RSUs, PSUs, CVARs and Other Stock Awards (c)(3)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in columns (a) and (c))
Equity compensation plans approved by security holders(4)	9,996,503	$15.22	4,780,758	7,822,985	(5)(6)
Equity compensation plans not approved by security holders(7)	—	—	—	5,000,000
Total	9,996,503	$15.22	4,780,758	12,822,985

(1) Excludes outstanding RSUs, PSUs, CVARs and other stock awards that are not exercisable and do not have an exercise price. Information on RSUs, PSUs, CVARs and other stock awards is included in column (c).

(2) The weighted-average exercise price set forth in this column is calculated excluding outstanding RSUs, PSUs, CVARs and other stock awards that do not have an exercise price.

(3) This column reflects the maximum number of securities to be issued upon settlement of outstanding RSUs, PSUs, CVARs and other stock awards. For information on the vesting, settlement and other conditions of the CVARs and PSUs, please refer to “Outstanding Equity Awards at Fiscal Year End (March 31, 2026).”

(4) The equity compensation plans approved by security holders are described in Note 8 — Stock-Based Compensation to our financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2026 and include the 2019 Plan and the 2018 Plan.

(5) Includes 7,822,985 shares of common stock available for future issuance under the 2019 Plan as of March 31, 2026. As of the effective date of the 2019 Plan, no further stock awards have been or will be made under the 2018 Plan.

(6) The reserve for shares available under the 2019 Plan automatically could increase on April 1st each year, through and including April 1, 2029, in an amount equal to 4% of the total number of shares of our capital stock outstanding on the last day of the preceding month, or a lesser number of shares as determined by the Board. The Board elected not to approve the automatic expansion of the pool under the 2019 Plan that was scheduled to occur on April 1, 2026.

(7) Consists of the 2023 Inducement Plan (the “Inducement Plan”), which was adopted by the Board in February 2023 to be used exclusively for grants of awards to individuals who were not previously our employees or directors (or following a bona fide period of non-employment) as a material inducement to such individuals’ entry into employment with us, pursuant to Nasdaq Listing Rule 5635(c)(4). The terms and conditions of the Inducement Plan are substantially similar to those of the 2019 Plan. We have reserved 5,000,000 shares of our common stock that may be issued under the Inducement Plan.

DIRECTOR COMPENSATION

Director Compensation Practice

The compensation for our Executive Chairperson and Non-Employee Directors (as defined in our 2019 Plan) is evaluated and approved by the Board annually, upon the recommendation of the Compensation Committee. We consider input from our Compensation Committee’s independent compensation consultant, Compensia, regarding practices and compensation levels at comparable companies. On April 7, 2026, upon the recommendation of the Compensation Committee, our Board approved the director compensation for the fiscal year ending March 31, 2027 (such compensation, the “FY2027 Director Compensation”).

Pursuant to Board approval, our Executive Chairperson and each Non-Employee Director receive cash and equity compensation for his or her services as a member of our Board, as described below. We also reimburse our directors for reasonable travel and out-of-pocket expenses incurred in connection with attending Board and committee meetings.

The compensation payable to our Non-Employee Directors is subject to the limitations on Non-Employee Director compensation set forth in our 2019 Plan, which will not exceed $1,000,000 in total value during any calendar year (both equity awards and cash compensation). For purposes of this limitation, the value of an equity award is based on its grant date fair value. For purposes of the 2019 Plan, Dr. Torti, our Executive Chairperson, is not deemed to be a Non-Employee Director as defined in the 2019 Plan due to his position with Roivant, our parent company, and therefore, the limitation on compensation to Non-Employee Directors, inclusive of equity awards, does not apply to his compensation. The compensation paid to our Executive Chairperson is based on his additional services and responsibilities to the Company as set forth in the section titled “Information Regarding the Board of Directors and Corporate Governance—Board Leadership Structure.”

Directors who are also full-time officers or employees of Immunovant do not receive any additional compensation for serving as directors. Therefore, Dr. Salzmann, our former Chief Executive Officer and one of our directors during FY2026, did not receive any additional compensation for his service as a director. Similarly, Dr. Venker, our current Chief Executive Officer and one of our directors, does not receive any additional compensation for his service as a director. Dr. Salzmann’s and Dr. Venker's compensation as an executive officer for FY2026 is set forth above under “Executive Compensation.”

During FY2026, each director (other than Dr. Salzmann and Dr. Venker as noted above) received annual cash retainers in the amounts set forth below:

Retainer	Board Committee	Fee
Base Retainer	Board Executive Chair	$85,000
	Other Directors	50,000

Chair Retainer	Audit Committee	$20,000
	Compensation Committee	17,500
	Nominating and Corporate Governance Committee	10,000

Committee Member Retainer	Audit Committee	$10,000
	Compensation Committee	7,500
	Nominating and Corporate Governance Committee	5,000

These amounts will remain the same for the fiscal year ending March 31, 2027 pursuant to the FY2027 Director Compensation. All annual cash compensation amounts are payable in equal quarterly installments in arrears, on the last day of each fiscal quarter for which the service occurred, pro-rated based on the days served in the applicable fiscal quarter.

Equity Compensation

Annual Equity Retainer. For FY2026, each director of our Board (other than Dr. Salzmann and Dr. Venker) received equity awards on April 1, 2025 reflecting (i) equity for each Non-Employee Director based on a $425,000 target, comprised of (x) 25% in the form of a non-statutory stock option to purchase shares of common stock and (y) 75% in the form of an RSU award for shares of common stock; and (ii) equity for the Executive Chairperson based on a $5,234,000 target, comprised of (x) 25% in the form of a non-statutory stock option to purchase shares of common stock, and (y) 75% in the form of an RSU award for shares of common stock, in each case pursuant to the 2019 Plan. The Non-Employee Director awards were each subject to a one-year vesting period and became fully vested on April 1, 2026. The Executive Chairperson awards are subject to a two-year vesting period, vesting in a series of eight (8) successive equal quarterly installments starting on the grant date, provided that the Executive Chairperson is providing service to Immunovant on each such vesting date.

The terms of the annual equity retainer remain substantially the same for the fiscal year ending March 31, 2027 pursuant to the FY2027 Director Compensation, except that the Non-Employee Director equity is based on a $470,000 target and the Executive Chairperson equity is based on a $5,898,500 target. The annual equity retainer for the fiscal year ending March 31, 2027 was granted to each director on April 7, 2026.

Initial Equity Retainer. Under the current policy, each new director who joins our Board will receive an equity award with a value equal to $940,000 of our common stock under the 2019 Plan. Such equity award will be comprised of (i) 50% non-statutory stock options and (ii) 50% RSU award. The shares subject to these awards will vest on an annual basis over three years commencing on the grant date, subject to the director’s continuous service with us on each applicable vesting date. The Board reserves the right to tailor the terms of future initial grants in order to recruit directors with the skills necessary to guide the Company and promote our success. Jacob Bauer and Robert Susman each joined the Company as directors during FY2026.

Other Award Terms. The exercise price per share of each stock option granted under the director compensation policy will be the closing price of our common stock as reported by The Nasdaq Global Select Market on the date of grant. Each stock option will have a term of ten years from the date of grant, subject to earlier termination in connection with a termination of the non-employee director’s continuous service with us. The Executive Chairperson and Non-Employee Directors may elect to defer the settlement of RSUs until the earlier of termination of service, a change in control, or a fixed date.

Fiscal 2026 Director Compensation Table

The table below sets forth information regarding compensation earned by or paid to our directors for FY2026. Please see the FY2026 Summary Compensation Table for the compensation received by Dr. Venker and Dr. Salzmann for their services to the Company during FY2026.

Name	Fees Earned or Paid in Cash(1)		Stock Awards(2)(3)		Option Awards(2)(3)		Total
Frank M. Torti	$92,500		$3,030,348		$971,380		$4,094,228
Jacob Bauer	71,497		397,754		392,824		862,075
Andrew Fromkin	72,734		246,058		78,559		397,351
Douglas Hughes	67,500		246,058		78,559		392,117
Atul Pande	60,233		246,058		78,559		384,850
Robert Susman	64,348		397,754		392,824		854,926
Eric Venker	2,597	(4)	—		—		2,597
George Migausky	3,306		491,307	(5)	175,042	(5)	669,655

(1) Includes annual fees paid to all directors for their service on the Board, including for their committee membership and service as Chairperson of such committee.

(2) Amounts reported represent the aggregate grant date fair value of RSUs and stock options granted to such director during FY2026 under the 2019 Plan, computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used in calculating the grant date fair value of the RSUs and stock options reported in this column are set forth in Note 8 – Stock-Based Compensation to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2026. This amount does not reflect the actual economic value that may be realized by the director.

(3) The following table sets forth the aggregate number of RSUs and the aggregate number of shares underlying stock options held by each non-employee director as of March 31, 2026:

Name	RSUs	Number of Shares Underlying Options
Frank M. Torti	815,039	1,196,102
Jacob Bauer	25,016	35,234
Andrew Fromkin	39,966	269,191
Douglas Hughes	64,666	269,191
Atul Pande	28,711	269,191
Robert Susman	25,016	35,234
George Migausky	—	151,850

(4) Represents fees earned as a director of the Company from April 1, 2025 to April 18, 2025.

(5) Mr. Migausky resigned from the Board effective April 18, 2025. In connection with Mr. Migausky’s resignation, the Board approved the acceleration of vesting for the RSUs and stock options previously granted to Mr. Migausky on April 1, 2025 in connection with his service as a director pursuant to the 2019 Plan, such that these awards became vested in full as of Mr. Migausky’s last day as a member of the Board. The Board also approved an extension of the exercise period for Mr. Migausky’s outstanding stock option grants to 12 months following his resignation. These awards were deemed modified under ASC Topic 718 as a result of the accelerated vesting and extension of the post-termination exercise period. Therefore, the value of stock awards includes an incremental $245,249 with respect to 16,188 RSUs modified as a result of the accelerated vesting and the value of option awards includes an incremental $19,423 with respect to 7,600 options modified as a result of accelerated vesting and $77,060 with respect to 184,410 options modified as a result of the extended exercise period. The amounts reported for the modifications reflect the accounting cost for these awards and do not correspond to the actual economic value that may be received by Mr. Migausky upon exercise or settlement of the awards.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of transactions since April 1, 2025, to which we have been a participant in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers or holders of more than five percent of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements which are described in “Executive Compensation” and “Director Compensation.”

Registration Rights

We have entered into an amended and restated registration rights agreement which provides certain holders of our securities registration rights with respect to such securities. In May 2019, HSAC entered into a registration rights agreement with Health Sciences Holdings, LLC (the “Sponsor”), pursuant to which the Sponsor was granted certain rights relating to the registration of securities of HSAC held by the Sponsor.

In September 2019, HSAC, the Sponsor and the stockholders of Immunovant Sciences, Ltd. (the “Sellers”) entered into an amended and restated registration rights agreement (the “Registration Rights Agreement”), which became effective as of the closing of the Business Combination. Under the Registration Rights Agreement, the Sponsor and the Sellers hold registration rights that obligate us to register for resale under the Securities Act all or any portion of the Registrable Securities (as defined in the Registration Rights Agreement) held by the Sponsor and the Sellers. Each of the Sponsor, RSL and stockholders holding a majority-in-interest of all such Registrable Securities will be entitled to make a written demand for registration under the Securities Act of all or part of their Registrable Securities. Subject to certain exceptions, if we propose to file a registration statement under the Securities Act with respect to our securities, under the Registration Rights Agreement, we will give notice to the Sponsor and the Sellers as to the proposed filing and offer such stockholders an opportunity to register the resale of such number of their Registrable Securities as they request in writing, subject to certain exceptions. In addition, subject to certain exceptions, such stockholders will be entitled under the Registration Rights Agreement to request in writing that we register the resale of any or all of their Registrable Securities on Form S-3 or any other registration statement that may be available at such time.

Affiliate Services Agreements

We have entered into services agreements with each of RSI and RSG, wholly owned subsidiaries of our controlling stockholder RSL, each as further described below. Pursuant to these services agreements, ISL incurred expenses inclusive of the mark-up under these agreements, of $1.5 million for the year ended March 31, 2026.

Dr. Venker is currently employed as President and Immunovant CEO by RSI, Mr. Fromkin is currently employed as Vant Portfolio Operating Partner of RSI and Dr. Torti is currently employed as Vant Chair of RSI.

Roivant Sciences, Inc. Services Agreement

Effective as of August 20, 2018, ISL and its wholly owned subsidiaries, IMVT Corporation (formerly Immunovant, Inc.) and ISG, entered into a services agreement with RSI, a wholly owned subsidiary of RSL (the “RSI Services Agreement”), pursuant to which RSI provides ISL with various services, including, but not limited to, services related to development, administrative and financial activities. We expect that our reliance on RSI will decrease over time as we and our subsidiaries continue to hire the necessary personnel to manage the development and potential commercialization of IMVT-1402 or any future product candidates.

Under the terms of the RSI Services Agreement, we are obligated to pay or reimburse RSI for the costs we, or third parties acting on our behalf, incur in providing services to us. In addition, we are obligated to pay to RSI a pre-determined mark-up on costs incurred by us in connection with any general and administrative and support services as well as research and development services.

Administrative and support services include, but are not limited to, general administrative, accounting, tax, and information and technology services. Research and development services include, but are not limited to, drug discovery and development from target identification through regulatory approval.

Under the RSI Services Agreement, RSI has agreed to indemnify ISL, IMVT Corporation and ISG, and each of our respective officers, employees and directors against all losses arising out of, due to or in connection with the provision of services (or the failure to provide services) under the RSI Services Agreement, subject to certain limitations set forth in the RSI Services Agreement. In addition, ISL, IMVT Corporation and ISG have agreed to indemnify RSI and its affiliates and their respective officers, employees and directors against all losses arising out of, due to or in connection with the receipt of services under the RSI Services Agreement, subject to certain limitations set forth in the RSI Services Agreement. Such indemnification obligations will not exceed the payments made by ISL, by IMVT Corporation and by ISG under the RSI Services Agreement for the specific service that allegedly caused or was related to the losses during the period in which such alleged losses were incurred. The term of the RSI Services Agreement will continue until terminated upon 90 days’ written notice by RSI or by either IMVT Corporation or ISG with respect to the services either such party receives thereunder. RSI assigned its Services Agreement to RSL effective April 1, 2025.

Roivant Sciences GmbH Services Agreement

Effective as of August 20, 2018, ISG entered into a services agreement with RSG, a wholly owned subsidiary of RSL (the “RSG Services Agreement”), pursuant to which RSG provides ISG with various services, including, but not limited to, services related to development, administrative and financial activities.

Under the terms of the RSG Services Agreement, ISG is obligated to pay or reimburse RSG for the costs it, or third parties acting on its behalf, incur(s) in providing services to ISG. In addition, ISG is obligated to pay to RSG a pre-determined mark-up on costs incurred by it in connection with any general and administrative and support services as well as research and development services.

Administrative and support services include, but are not limited to, general administrative, accounting, tax, and information and technology services. Research and development services include, but are not limited to, drug discovery and development from target identification through regulatory approval.

Under the RSG Services Agreement, RSG has agreed to indemnify ISG, and each of its officers, employees and directors against all losses arising out of, due to or in connection with the provision of services (or the failure to provide services) under the RSG Services Agreement, subject to certain limitations set forth in the RSG Services Agreement. ISG has also agreed to indemnify RSG and its affiliates and their respective officers, employees and directors against all losses arising out of, due to or in connection with the receipt of services under the RSG Services Agreement, subject to certain limitations set forth in the RSG Services Agreement. Such indemnification obligations will not exceed the payments made by ISG under the RSG Services Agreement for the specific service that allegedly caused or was related to the losses during the period in which such alleged losses were incurred. The term of the RSG Services Agreement will continue until terminated by RSG or ISG upon 90 days’ written notice.

RSL Information Sharing and Cooperation Agreement

In December 2018, ISL entered into an amended and restated information sharing and cooperation agreement or the Cooperation Agreement, with RSL. The Cooperation Agreement, among other things: (1) obligates ISL to deliver to RSL periodic financial statements and other information upon reasonable request and to comply with other specified financial reporting requirements; (2) requires ISL to supply certain material information to RSL to assist it in preparing any future SEC filings; and (3) requires ISL to implement and observe certain policies and procedures related to applicable laws and regulations. ISL has agreed to indemnify RSL and its affiliates and their respective officers, employees and directors against all losses arising out of, due to or in connection with RSL’s status as a stockholder under the Cooperation Agreement and the operations of or services provided by RSL or its affiliates or their respective officers, employees or directors to ISL or any of our subsidiaries, subject to certain limitations set forth in the Cooperation Agreement. No amounts have been paid or received under this agreement.

Subject to specified exceptions, the Cooperation Agreement will terminate upon the earlier of (1) the mutual written consent of the parties or (2) the later of when RSL no longer (a) is required by U.S. GAAP to consolidate our results of operations and financial position, account for its investment in ISL under the equity method of accounting or, by any rule of the SEC, include our separate financial statements in any filings it may make with the SEC and (b) has the right to elect directors constituting a majority of the Board.

RSL Share Purchases

In December 2025, we completed an underwritten offering of 26,200,000 shares of our common stock (including 16,666,666 shares of common stock purchased by RSL on the same terms as other investors in the offering) at an offering price of $21.00 per share. The underwriter did not receive any underwriting discounts or commissions with respect to shares sold to RSL in the offering. The net proceeds to the Company were $543.7 million after deducting underwriting discounts and commissions and other offering expenses.

Employment Arrangements

Each of our executive officers is employed by our wholly owned subsidiary, IMVT Corporation (formerly Immunovant, Inc.), and provides services pursuant to an inter-company services agreement between ISL and IMVT Corporation and ISG. Each of our executive officers has an employment agreement with us that sets forth the initial terms and conditions of employment.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These indemnification agreements provide the directors and executive officers with contractual rights to indemnification and expense advancement.

Related Person Transaction Policy

We have adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. A related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including RSL, and any of their respective immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of the Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under the Code of Conduct our employees and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, the Audit Committee, or other independent body of the Board, will take into account the relevant available facts and circumstances including, but not limited to:

•the risks, costs and benefits to us;

•the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•the availability of other sources for comparable services or products; and

•the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, the Audit Committee, or other independent body of the Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as the Audit Committee, or other independent body of the Board, determines in the good faith exercise of its discretion.

STOCKHOLDER PROPOSALS FOR THE 2027 ANNUAL MEETING OF STOCKHOLDERS

Our amended and restated bylaws provide that, for stockholder director nominations or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to our Corporate Secretary at Immunovant, Inc., 1000 Park Forty Plaza, Durham, North Carolina 27713. To be timely for the 2027 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices between May 5, 2027 and June 4, 2027; provided that if the date of the 2027 Annual Meeting of Stockholders is earlier than August 3, 2027, or later than October 2, 2027, you must give the required notice not earlier than the 120th day prior to the meeting date and not later than the 90th day prior to the meeting date or, if later, the 10th day following the day on which public disclosure of that meeting date is first made. A stockholder’s notice to the Corporate Secretary must also set forth the information required by our amended and restated bylaws.

In addition to satisfying the foregoing requirements under our amended and restated bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act. Such notice must be received by us no later than July 6, 2027; provided that if the date of the 2027 Annual Meeting of Stockholders is earlier than August 3, 2027, or later than October 2, 2027, you must give the required notice no later than the 60th day prior to the date of the 2027 Annual Meeting of Stockholders or, if later, the 10th day following the day on which public disclosure of that meeting date is first made.

Requirements for Stockholder Proposals to be Considered for Inclusion in Our Proxy Materials.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at the 2027 Annual Meeting of Stockholders must be received by us not later than March 24, 2027 in order to be considered for inclusion in our proxy materials for that meeting.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of proxy materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Immunovant stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive separate Notice of Internet Availability Proxy Materials, please notify your broker or notify us by sending a written request to: Immunovant, Inc., 1000 Park Forty Plaza, Durham, North Carolina 27713, Attn: Corporate Secretary or by contacting our Corporate Secretary at (917) 410-3120.

Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Eric Venker

Eric Venker, M.D., Pharm.D.
Chief Executive Officer

July 22, 2026

A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended March 31, 2026 is available without charge upon written request to: Corporate Secretary, Immunovant, Inc., 1000 Park Forty Plaza, Durham, North Carolina 27713.

IMMUNOVANT, INC.
1000 PARK FORTY PLAZA
DURHAM, NC 27713

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on September 1, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/IMVT2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on September 1, 2026. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T02043-P51638

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

IMMUNOVANT, INC.

**The Board of Directors recommends you vote FOR ALL of the following director nominees:**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. To elect as directors the three nominees named in the Company's proxy statement, each to hold office until our 2027 Annual Meeting of Stockholders and until their successors are duly elected and qualified: | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________________

**Nominees:**

01) Jacob Bauer
02) Douglas Hughes
03) Robert Susman

| **The Board of Directors recommends you vote FOR the following proposal:** | For | Against | Abstain |
|---|---|---|---|
| 2. To ratify the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2027. | ☐ | ☐ | ☐ |

| **The Board of Directors recommends you vote FOR the following proposal:** | For | Against | Abstain |
|---|---|---|---|
| 3. To approve, on a non-binding, advisory basis, the compensation of our named executive officers. | ☐ | ☐ | ☐ |

**NOTE:** Your proxy holder will also vote in their discretion on any other business as may properly come before the Annual Meeting or any adjournment, continuation or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

T02044-P51638

**IMMUNOVANT, INC.**
**Annual Meeting of Stockholders**
**September 2, 2026 1:00 PM EDT**
**This proxy is solicited on behalf of the Board of Directors**

The undersigned stockholder(s) hereby revoke(s) all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders of IMMUNOVANT, INC. and appoint(s) Eric Venker, M.D., Pharm.D. and Tiago Girao, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of IMMUNOVANT, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 PM EDT on September 2, 2026, via www.virtualshareholdermeeting.com/IMVT2026, and any adjournment, continuation or postponement thereof, in the manner directed on the reverse side of this card (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unavailable for election as a result of an unexpected occurrence) and in their discretion on such other matters as may properly come before said meeting or any adjournment, continuation or postponement thereof.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. It will be voted in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting or any adjournment, continuation or postponement thereof.**

**Continued and to be signed on reverse side**